SCHEDULE 14A
                (Rule 14a-101)

   INFORMATION REQUIRED IN PROXY STATEMENT
        SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
   Securities Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or
     Rule 14a-12


Strategia Corporation
(Name of Registrant as Specified in Its Charter)


Strategia Corporation
(Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
  [x]  No fee required

  (1) Title of each class of securities to which transactions applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
  (2)  Form, schedule or registration statement no.:
  (3)  Filing party:
  (4)  Date filed:



                             STRATEGIA CORPORATION

                   Notice of Annual Meeting of Shareholders
                           To Be Held November 4, 1999

To the Shareholders of Strategia Corporation:

    The annual meeting of the shareholders of Strategia Corporation, a Kentucky corporation, will be held at 10:00 a.m., Eastern Time, on November 4, 1999, at the Company's headquarters at 10301 Linn Station Road, Louisville, Kentucky for the following purposes:

    1. Electing directors to serve for the following year and until their successors are elected;
    2.  Voting on the proposed sale of the Company's French subsidiaries; and
    3.  Transacting any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on September 14, 1999, will be entitled to vote at the annual meeting.

   Please date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                           By Order of the Board of Directors

                                           /s/ Richard W. Smith
                                           Richard W. Smith
                                           President

Louisville, Kentucky
October 12, 1999


                            YOUR VOTE IS IMPORTANT

             Please date, sign and promptly return the enclosed
            proxy card in the accompanying postage paid envelope.




                            Strategia Corporation

                                Proxy Statement
                         Annual Meeting of Shareholders


    The mailing address of the principal executive offices of Strategia Corporation (the "Company") is P.O. Box 37144, Louisville, Kentucky 40233-7144. This proxy statement is accompanied by a copy of the Company's 1998 Annual Report on Form 10-KSB, Quarterly Reports for the quarters ended March 31, 1999, and June 30, 1999, and a proxy form. The approximate date this proxy statement and the accompanying documents are first being sent to shareholders is October 12, 1999.


                       Solicitation and Revocability of Proxy

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on November 4, 1999, and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention John P. Snyder, Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

    Each holder of Common Stock has one vote per share in all matters coming before the Annual Meeting, except for the election of directors. In the election of directors, each shareholder is entitled to vote the number of shares held on the record date for the Annual Meeting, multiplied by the number of directors to be elected, and may cast all of those votes for a single nominee or may distribute the votes among as many nominees as desired. The Board of Directors is soliciting authority for its proxies to vote shares in this fashion at the Board's discretion.

                  Voting Securities and Principal Shareholders

    The common stock is the only outstanding authorized voting security of the Company. The record date for determining holders of common stock entitled to vote at the annual meeting is September 14, 1999. On that date there were 4,667,677 shares of common stock outstanding.

    The following table sets forth certain information as of September 14, 1999 with respect to the shares of Common Stock owned (i) by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock (ii) by each of the Company's directors and executive officers, and (iii) by all directors and officers as a group.


            Current Directors                    Number         Percent
                                              of Shares(1)     of Class(2)

John P. Snyder
EPI Corporation
9707 Shelbyville Rd.
Louisville, KY  40223                         1,410,437(3)        29.1%

Richard W. Smith
10301 Linn Station Road
P. O. Box 37144
Louisville, KY  40233                           199,782(4)         4.2%

John A. Brenzel
3501 Graham Rd.
Louisville, KY  40207                            84,940(5)         1.8%


            Nominees for Director

James E. Buchart
520 Fairfield Drive
Louisville, KY 40206                          1,457,691(6)        30.2%

Robert H. Loeffler
229 Sequoya Road
Louisville, KY 40207                          1,370,653(7)        28.4%

            Non-Director Executive
                Officers

James A. Huguenard
10301 Linn Station Road
P. O. Box 37144
Louisville, KY  40233                            23,933(8)          *

Roland Esnis
Twinsys Dataguard SA
Tour Mirabeau
39/43, Quai Andre Citroen
75015 Paris FRANCE                               15,000(9)          *

Paul E. Phillips, Jr.
10301 Linn Station Road
P.O. Box 37144
Louisville, KY 40233                              5,500(10)         *



All current directors and officers
  as a group (6 persons)                      1,739,592(11)       34.8%






                                                 Number         Percent
            5% Beneficial Owners              of Shares(1)     of Class(2)
TSF Investment Group LLC
9707 Shelbyville Road
Louisville, KY  40223                           279,780(12)        5.9%

Barry W. Blank
P.O. Box 32056
Phoenix, AZ 85064                               292,700            6.3%

EPI Corporation
9707 Shelbyville Rd.
Louisville, KY  40223                         1,364,903(13)       28.3%

EPI Corporation,
     John P. Snyder,
     Max G. Baumgardner,
     James E. Buchart,
     Robert H. Loeffler,
     Henry A. Schumpf,
     Grace W. Wilkins
     9707 Shelbyville Rd.
     Louisville, KY  40223                    1,601,233(14)       32.9%

* Indicates less than 1%.

(1) Based on information furnished to the Company by the named person, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) Shares of Common Stock subject to options or warrants that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the listed person or the group, but are not deemed outstanding for computing the percentage of class for any other person.

(3) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation. (See footnote 14.) Mr. Snyder is President, a director, and largest single shareholder of EPI Corporation. Mr. Snyder shares voting and investment power with respect to, and disclaims beneficial ownership of, the shares owned by EPI Corporation, which are included once in the shares beneficially owned by all directors and officers as a group. Mr. Snyder's total also includes 10,500 shares subject to currently exercisable stock options, and 7,885 shares issuable upon the exercise of warrants.

(4) Includes 103,094 shares subject to currently exercisable stock options, 3,710 shares issuable upon the conversion of warrants, and 500 shares owned individually by Mr. Smith's wife.

(5) Includes 10,500 shares subject to currently exercisable stock options, and 1,855 shares issuable upon the exercise of warrants.

(6) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation. (See footnote 14.) Mr. Buchart is a member of the Board of Directors of EPI Corporation and shares voting and investment power with respect to, and disclaims beneficial ownership of, the shares owned by EPI Corporation, which are included once in the shares owned by all directors and officers as a group. Mr. Buchart's total also includes 9,000 shares held by an immediate family member for which Mr. Buchart disclaims beneficial ownership and 2,788 shares issuable upon exercise of warrants.

(7) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation. (See footnote 14.) Mr. Loeffler is a member of the Board of Directors of EPI Corporation and shares voting and investment power with respect to, and disclaims beneficial ownership of, the shares owned by EPI Corporation, which are included once in the shares owned by all directors and officers as a group. Mr. Loeffler's total also includes 5,000 shares held by an immediate family member for which Mr Loeffler disclaims beneficial ownership.

(8)   Includes 23,333 shares subject to currently exercisable stock options.

(9)   Includes 15,000 shares subject to currently exercisable stock options.

(10)  Includes 5,000 shares subject to stock options currently exercisable.

(11) Includes 167,427 shares subject to currently exercisable stock options and 166,721 shares issuable upon the exercise of warrants.

(12)  Includes 45,403 shares issuable upon exercise of warrants.

(13)  Includes 153,271 shares issuable upon the exercise of warrants.

(14) Includes 1,364,903 shares of Common Stock beneficially owned by EPI Corporation, for which the named individuals, as directors of EPI Corporation share voting and investment power. Included in the 1,364,903 shares are 153,271 shares issuable subject to exercise of warrants. The individual members of this group together own the majority of shares of EPI Corporation. Also includes 20,294 shares issuable upon the exercise of warrants, and 9,000 shares issuable upon the exercise of options, respectively, held by group members other than EPI Corporation. Also includes 14,000 shares held by members of the immediate family of two of the group members for which beneficial ownership is disclaimed.



                         Proposal 1:  Election of Directors

    The Company's Board of Directors consists of three members, all of whose terms expire at the Annual Meeting. The Company's three present directors, John A. Brenzel, Richard W. Smith, and John P. Snyder, have been nominated for reelection as directors. In addition, James E. Buchart and Robert H. Loeffler have been nominated for election as directors.

    Article 4 of the Company's Articles of Incorporation provides that the Board of Directors may consist of four to nine directors, the exact number to be fixed by the Board of Directors or the shareholders. The term of any director elected by the Board to vacant directorships, whether created by increasing the number of directors or otherwise, between meetings of the shareholders to elect directors will expire at the next shareholders meeting at which the directors are elected.

    If any named nominee should refuse or be unable to serve, the Board of Directors believes the proxy holders will vote the shares represented by the enclosed proxy card for such substitute nominee, if any, as may be proposed by the Board of Directors. No circumstances are known, however, that would prevent any of the nominees from serving. The five candidates receiving the five highest vote totals under cumulative voting will be elected as directors at the Annual Meeting. Abstentions and broker non-votes will not be counted as a vote for any candidate.

Management

    The following information is furnished as of the Record Date, with respect to each person nominated for election as a director at the 1999 Annual Meeting and each of the Company's executive officers who are not directors. If elected, all directors will hold office until the Company's next annual meeting of shareholders to be held in 2000, and until their successors are elected and qualified.

      Directors:              Age            Position with the Company
      John A. Brenzel         59             Director

      James E. Buchart        58             Director (Nominee)

      Robert H. Loeffler      58             Director (Nominee)

      Richard W. Smith        45             President and Director

      John P. Snyder          60             Secretary and Director


      Executive Officers:

      Roland Esnis            32             Vice President-European
                                             Operations, Directeur Generale,
                                             Twinsys Dataguard SA and
                                             Strategia Europe SAS

      James A. Huguenard      45             Vice President and Chief
                                             Operating Officer

      Paul E. Phillips, Jr.   56             Vice President and Chief
                                             Financial Officer



    John A. Brenzel, a director of the Company since November 1984, is a business consultant. From January 1991 until June 1994, Mr. Brenzel was President and Chief Executive Officer of Commonwealth Bank & Trust Company, Middletown, Kentucky. From 1984 to 1990, he was Chairman and Chief Executive Officer of Shelby County Trust Bank, Shelbyville, Kentucky.

    James E. Buchart is a Vice President with J.J.B. Hilliard, W.L. Lyons, Inc., a full-service investment banking and securities brokerage firm in Louisville, Kentucky. Mr. Buchart has been with J.J.B. Hilliard, W.L. Lyons, Inc. since 1980. Mr. Buchart is a member of the Board of Directors of EPI Corporation and serves as a board member and Secretary of the Ursuline Campus Schools Board of Trustees.

    Robert H. Loeffler is a private investor and business consultant. Mr. Loeffler was a cofounder of EPI Corporation, which operates a chain of nursing homes. Mr. Loeffler is a member of the Board of Directors and serves as Secretary of EPI Corporation. Prior to 1986 Mr. Loeffler held various management positions with the Bag Packaging Division of St. Regis Corporation.

    Richard W. Smith has been President and a director of the Company since its inception in September 1984. Mr. Smith previously served as General Manager of PDW Computer Systems, Inc., which marketed computer systems.

John P. Snyder has been a director of the Company since November 1984 and Secretary since 1985. During the past five years, Mr. Snyder has served as President and Chairman of EPI Corporation, which operates a chain of nursing homes.

    Roland Esnis has served as Vice President-European Operations since December 1997 and Directeur Generale of both Twinsys Dataguard S.A. ("Twinsys"), since August 1995 and Strategia Europe S.A.S. ("Strategia Europe") since it was formed in 1997. Both Twinsys and Strategia Europe are French subsidiaries of the Company. Mr. Esnis joined Twinsys in a marketing position when it was established in February 1995. From July 1993 to February 1995 he held a similar position with Twinsys S.A., an unrelated computer services firm whose operating assets were acquired by Twinsys. Prior to July 1993, Mr. Esnis held marketing positions with Systar, a software company, and with the disaster recovery division of Telesystemes, a computer services affiliate of France Telecom.

    James A. Huguenard has served as Vice President and Chief Operating Officer of the Corportion since October 1998. From August 1997 to October 1998 Mr. Huguenard served the Company as Vice President and General Counsel. Prior to August 1997, Mr. Huguenard was a member of the law firm Brown, Todd & Heyburn PLLC, where he had practiced since 1983.

    Paul E. Phillips, Jr. has served as Vice President and Chief Financial Officer since July 6, 1998. From February 1996 to March 1998 Mr. Phillips served as Vice President - Finance of Royal Ten Cate (USA), Inc., the U.S. holding company for Royal Ten Cate NV, a Dutch company with operations in textiles, plastics and rubber roller products, and its wholly owned subsidiary, Nicolon Corporation, a company that principally manufactures specialty textiles. From March 1995 to December 1995 Mr. Phillips served as President of National Fire Hose Corporation, a wholly owned subsidiary of Royal Ten Cate (USA), Inc., and a manufacturer of fire hoses for municipal and industrial fire suppression markets, and from September 1993 to February 1995 as Vice President - Finance and Administration of National Fire Hose Corporation. Prior to September 1993, Mr. Phillips held senior financial and accounting positions with other organizations.

Meetings and Committees

    The Company's Board of Directors has three standing committees, the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee. The members of each of these committees are John A. Brenzel and John P. Snyder. The Audit Committee had one meeting in 1998. This committee reviews the audit plans and the results of audits performed by its independent certified public accountants. The Executive Compensation Committee, which determines the compensation of the Company's executive officers, met three times in 1998. The Stock Option Committee, which administers the 1988 Stock Option Plan and the 1990 Stock Grant Plan, did not meet in 1998.

    The Company's Board of Directors had seven meetings during 1998. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

    The Board of Directors considers the nomination of directors but does not have a standing committee. The following is the provision in the Company's Bylaws regarding the nomination of directors by shareholders:

            2.4 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the Secretary of the Corporation not less than three days after the giving of the notice of the meeting nor more than fifty days before any meeting of shareholders held for the election of directors. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

                      (a)  the name and address of each proposed nominee;

                      (b)  the principal occupation of each proposed nominee;

                      (c) the total number of shares that to the knowledge of the notifying shareholder or shareholders will be voted for each proposed nominee;

                      (d) the name and residence address of each notifying shareholder; and

                      (e) the number of shares owned by each notifying shareholder.

     The chairman of any meeting of shareholders held for the election of directors may in his discretion disregard any votes cast for any nominee whose nomination was not made in accordance with these nomination provisions.

Executive Compensation

    The following table sets forth the cash compensation earned by the Company's executive officers for each of the last three fiscal years.


                            Annual Compensation
                                                                  Long-Term
                                                                Compensation
                                                                   Awards
                                                       Other        Stock
         Name and                                      Annual     Underlying
     Principal Position   Year   Salary     Bonus  Compensation   Options (#)
Richard W. Smith,         1998  $199,046   $   0     $  6,000          0
  President (Chief        1997  $156,585   $33,182   $  6,000          0
  Executive Officer)      1996  $117,000   $   0     $  6,000       75,664

James A. Huguenard,       1998  $146,160   $   0     $    0            0
  Vice President and      1997  $ 50,500   $   0     $    0         35,000
  Chief Operating Officer*

Roland Esnis              1998  $113,312   $18,720   $    0            0
  Directeur Generale,     1997  $ 64,844   $42,647   $    0            0
  Twinsys Dataguard       1996  $ 68,716   $40,647   $    0         15,000
  SA and Strategia Europe SAS

Paul E. Phillips, Jr.     1998  $ 59,111   $   0     $    0         15,000
  Vice President and
  Chief Financial Officer**

  *     Mr. Huguenard joined Strategia Corporation in August 1997.
 **     Mr. Phillips joined Strategia Corporation July 6, 1998.
*** Perquisites and other personal benefits paid to the named executive officers did not exceed 10% of the total salary and bonus.

    The Company implemented a 401 (K) and Profit Sharing Plan ("Plan") effective December 1, 1998. There were no contributions made to the Plan by the Company on behalf of its officers and employees during 1998.

Stock Option Grants in Last Fiscal Year

    The following table sets forth as of December 31, 1998 the value of unexercised options granted to the Company's executive officers named in the summary compensation table pursuant to the Company's 1988 Stock Option Plan (the "1988 Plan"). In 1998, no options were awarded to or exercised by the named executive officers under the 1988 Plan except for shares awarded to Mr. Phillips upon joining the Company in July 1998. The average of the closing Bid and asked price of the Common Stock on December 31, 1998 was $ .75 per share.

                                                             Value of
                       Number of Shares Subject             Unexercised
                        To Unexercised Options          In-the-Money Options
Name                 Exercisable   Unexercisable    Exercisable   Unexercisable
Richard W. Smith      110,000              0          $    0          $    0
James A. Huguenard     11,667         23,333          $    0          $    0
Roland Esnis           15,000              0          $    0          $    0
Paul E. Phillips, Jr.       0         15,000          $    0          $    0

Director Compensation

    The Strategia 1988 Stock Option Plan (as amended by stockholders in 1989 and 1997) provides automatic grants of stock options to the Company's directors who are not employees. Beginning in the second quarter of 1997, options to purchase 1,000 shares of common stock have been granted quarterly to each nonemployee director. In addition, each nonemployee director who was first elected after May 15, 1989 will automatically be granted an option for 2,500 shares of common stock on May 15 following his initial election. Options for nonemployee directors are granted at the fair market value of the common stock on the grant date and vest in one-third increments beginning on the first anniversary of the grant date.

    In 1998, Mr. Brenzel and Mr. Snyder each were granted options for 4,000 shares of Common Stock. The option exercise prices ranged from $1.0625 to $8.25 per share. No options were exercised in 1998.

    In addition to the issuance of stock options, the Company paid its directors $750.00 per meeting for attendance at each board meeting and committee meeting in 1998.

Certain Relationships and Related Transactions

    Effective as of July 1996, Twinsys began offering disaster recovery and other services to users of Unix-based computer systems in France through Twin-X SA, a newly organized subsidiary. Twinsys holds a 60% interest in Twin-X, and Roland Esnis and Francois Domine, Directeur Generale and Sales Manager of Twinsys, respectively, each holds an approximate 20% interest in Twin-X. Twinsys and Messrs. Esnis and Domine made proportional cash contributions to Twin-X for their respective interests in Twin-X. (See Proposal 2: Sale of the Company's French Subsidiaries concerning the option to purchase the 40% minority interest in Twin-X .)

    It is the Company's policy that all material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans must be approved by a majority of the independent directors who do not have an interest in the transactions.


           Proposal 2:  Sale of the Company's French Subsidiaries

Summary of Proposed Transaction

    The Company provides a variety of information technology services including Year 2000 consulting, disaster recovery, and outsourcing services in the United States and, through its French subsidiaries, in Europe. The two operations function quite separately, address separate geographical markets and provide little in terms of operating synergies. In addition, the Company has experienced some difficulty in allocating available management and cash resources to both businesses and, therefore, has concluded that the shareholders would be best served by allowing the Company to focus on a single market. Since December 1998, management has been investigating the potential sale of the European business. In January 1999, the Company retained FAC/Equities, a division of First Albany Corporation, to find a suitable purchaser and, on May 26, 1999, the Company signed a letter of intent with Guardian iT plc ("Guardian") outlining the proposed transaction (the "Sale"). On August 10, 1999, the Company and Guardian executed a definitive Share Sale and Purchase Agreement (the "Agreement") providing for the Sale. A copy of the Agreement is attached hereto as Appendix B.

    The French subsidiaries are Twinsys and Strategia Europe S.A.S., which are wholly-owned subsidiaries of the Company, and Twin-X S.A. ("Twin-X"), which is 60% owned by Twinsys. The remaining 40% minority interest in Twin-X is owned by Roland Esnis, the Directeur General of Twinsys, and Francois Domine, the Sales Manager of Twinsys, and their spouses. Messrs. Esnis and Domine and their spouses have entered into an agreement with the Company (the "Shareholder Agreement") a copy of which is attached hereto as Appendix C.
The Shareholder Agreement, among other things, gives the Company an option to purchase the 40% minority interest in Twin-X for fifteen percent of the Adjusted Purchase Price (defined in the Shareholder Agreement to be the gross proceeds in the Sale minus $200,000 and subject to certain other adjustments), provided that the minority interest will be acquired at a price that will not be less than 6,000,000 French Francs ("FRF") nor more than FRF 7,000,000.
The exchange rate as of September 30, 1999, was FRF 6.1359 equal U.S. $1.00.

    The Agreement provides for the purchase of the French subsidiaries (including both the equity and the debt owed by the French subsidiaries to the Company (the "Debt")) for $7.15 million plus FRF 5.5 million in cash (including $1,275,000 to be paid into an escrow account), adjusted up or down for the difference between (i) the combined net asset value of the French subsidiaries (adjusted upward to eliminate the Debt) as of the closing date and (ii) FRF11,825,401. Concurrently with the Sale, the Twin-X minority shares will be acquired by the Company as described in the preceding paragraph and included in the shares sold to Guardian. The obligations of the parties under the Agreement is subject to certain conditions, including, among others, the accuracy of certain representations and warranties both when made and as if made again at the closing, the approval by stockholders holding a majority of the Company's shares and compliance with certain covenants. If the Sale is consummated, the Company will remain liable for certain breaches of its representations and warranties if a claim therefor is made by April 30, 2001 (or for a claim relating to taxation, by the end of the relevant French statutory limitations period plus one month) up to an aggregate maximum amount of $5.5 million. However, in the case of fraud or willful misconduct or willful concealment, claims may be made later and there is no maximum amount.

    If consummated, the Sale will provide the Company with approximately $6.2 million of additional cash (this represents the aggregate purchase price net of payments to Messrs. Esnis and Domine and transaction expenses estimated to be approximately $568 thousand) and would permit management to focus on its United States operations. At this time the Company has not adopted any plans for specific uses of the net proceeds.

    The French business has accounted for 63.2%, 44.8% and 48.8% of consolidated revenues in 1997, 1998 and the first six months of 1999, respectively. It accounted for 6.8% and 22.9% of the consolidated pretax net loss in 1997 and 1998, respectively, and 17% of the pretax income in the first six months of 1999, respectively. The following table provides certain actual and pro forma information concerning the historical results of operations of the Company for the year ended December 31, 1998 and the six months ended June 30, 1999, and the actual and pro forma balance sheet as of June 30, 1999 (the pro forma operating results do not include any pro forma interest income from investment of any proceeds on the sale):

                               Year ended                Six Months ended
                           December 31, 1998               June 30, 1999

                         Actual      Pro forma          Actual      Pro forma
Service revenues        $21,622       $11,942          $12,574       $ 6,433
Operating income (loss) $(2,093)      $(1,875)         $ 1,095       $   739
Net income (loss)       $(2,414)      $(1,970)         $   840       $   664
Net income (loss)
   per share            $ (0.52)      $ (0.42)         $   .18       $   .14
Weighted average
   shares outstanding     4,668         4,668            4,668         4,668


    The following table provides certain balance sheet information as of June 30, 1999 and at that date on a pro forma basis as if the Sale had been consummated on that date:


                                           June 30, 1999
                                           (in thousands)
                                      Actual           Pro forma
Current assets                       $ 7,553            $ 9,812
Property and equipment               $ 4,597            $ 3,035
Total assets                         $12,456            $12,968
Current liabilities                  $ 4,102            $ 1,933
Total liabilities                    $ 6,516            $ 2,820
Stockholders' equity                 $ 5,940            $10,148



Background of the Sale

    In late 1998, management decided to explore the possibility of selling its French subsidiaries. In January 1999, the Company retained FAC/Equities, a division of First Albany Corporation, to (i) advise it in considering the desirability of selling the French subsidiaries, (ii) assist in developing a strategy for accomplishing a sale, (iii) advise and assist the Company in identifying and contacting potential buyers, (vi) assist in preparing a summary memorandum describing the French subsidiaries and their businesses,
(v) assist in negotiating a sale and (vi) provide certain other related services. FAC/Equities developed a list of prospective purchasers based on its own knowledge and research and on input from the Company. FAC/Equities then contacted each of the prospects to determine whether it was interested. Those that expressed interest were provided with a form of confidentiality agreement. On receipt of the signed agreement, FAC/Equities provided the prospect with certain financial and other information concerning the French subsidiaries. After this process, the Company received expressions of interest (including a price range that the prospect would be willing to pay) from three prospects. Guardian's was the most attractive and the Company, along with FAC/Equities, commenced negotiations both on price and other terms. At the conclusion of the negotiations and with FAC/Equities' recommendation, on May 26, 1999, the Company signed a letter of intent with Guardian outlining the Sale. Guardian then commenced an extensive due diligence process. It also drafted a proposed form of the Agreement and commenced negotiating it with the Company. The Company received advice and assistance in the due diligence and negotiating process from FAC/Equities and French and United Kingdom legal counsel. On August 10, 1999, the
Company and Guardian executed a definitive Share Sale and Purchase Agreement (the "Agreement") providing for the Sale.

Reasons for the Sale

    The Company made the decision to sell the French subsidiaries so that it can focus its management and financial resources on its U.S. operations. The French operation was more difficult to effectively manage because of the distance, language, legal, time zone, cultural and other barriers. Part of the impetus for exploring the sale at this time is the current trend of consolidation in the European disaster recovery market. The French subsidiaries represent a relatively small share of the European market.
They were threatened with becoming dwarfed by larger companies which would have a number of competitive advantages such as multiple locations across Europe, greater marketing strength, and greater access to capital. The consolidation trend also presents an opportunity to sell because a number of companies in the disaster recovery business appear to be aggressively acquiring smaller companies to build market share.

    Disposing of the French subsidiaries allows management to concentrate on its U.S. businesses. In addition, the Sale potentially provides additional resources for development of new products and services in the United States, the acquisition of businesses, the initiation of a share repurchase program, etc.

    The Company formed Twinsys in February 1995 and acquired certain assets of Twinsys S.A.("TSA"), a Paris, France disaster recovery provider then in bankruptcy proceedings under French law. Although the bankruptcy decree effectively terminated the former TSA customers' obligations, Twinsys was able to negotiate and enter into new backup services arrangements with more than 30 former TSA customers as well as several new clients. Twinsys primarily provides disaster recovery services to users of large-scale Bull computers. In 1996, Twin-X was formed to provide disaster recovery services to users of Unix-based computer systems, and in 1997 Strategia Europe was formed to provide Year 2000 renovation and other services in France.

The Sale

    The following description of the terms of the Agreement is intended to outline certain major provisions of the Agreement. Shareholders are urged to refer to the Agreement itself for the actual terms. The Agreement is attached as Appendix B to this proxy statement.

    Under the Agreement, the Company will sell its Debt and shares in the French subsidiaries, including the minority shares to be acquired, to Guardian for cash consideration of $7,150,000 plus FRF 5,500,000. Of this amount, the sum of U.S. $1,275,000 will be paid into an escrow account (the "Escrow Account"). The consideration will be increased or reduced by an amount equal to the difference between FRF 11,825,401 and the combined net asset value of the French subsidiaries (increased by eliminating the Debt) ("NAV") as shown in the audited financial statements (using French accounting principles) as of the closing date. (The NAV was FRF 8,480,748 at December 31, 1998, and is estimated by the parties to approach
FRF 11,825,401 at closing.) Guardian or the Company will be paid any such increase or decrease in the consideration on the fifth day following the determination of the NAV in accordance with the terms of the Agreement.

    The Company will pay the Twin-X minority shareholders an amount equal to 15% of the Adjusted Purchase Price (defined in the Shareholder Agreement to be the gross proceeds of the sale minus $200,000 and subject to other adjustments). This amount will be paid as the Company receives the consideration (i.e., 15% of the closing proceeds and 15% of each escrow release), provided that the minority shareholders will receive at least FRF 6,000,000 at the closing and no more than FRF 7,000,000 in the aggregate

    The Escrow Account will be in the joint name of Guardian's Solicitors and the Company's Solicitors. Payments shall be made from the Escrow Account in accordance with provisions of the Agreement as follows:

(a) subject to any deductions in accordance with provisions of the Agreement and in relation to any Claim, the following amounts shall be paid to the Company on the following dates:

   i. on March 31, 2000, the amount of the balance in the Escrow Account in excess of U.S. $637,500; and
   ii. on September 30, 2000 (the "Payment Date") the balance then remaining in the Escrow Account;

(b) if Guardian notifies the Company of a claim under or pursuant to the warranty provisions of the Agreement (a "Relevant Claim") prior to the Payment Date, an amount equal to the Relevant Claim will be retained in the Escrow Account and not paid to the Company until the claim is resolved; upon resolution, any amount of the claim to which Guardian is entitled will be paid to Guardian and those funds in excess of the claims, as finally resolved, will be paid to the Company

    Any payment made by the Company (including payments out of the Escrow Account) in respect of any Relevant Claim will reduce the purchase price to the extent of such payment.

    Completion of the Agreement is subject to the satisfaction of the following conditions on or before the closing:

(a) the approval of the Sale by the Company's shareholders;
(b) the purchase by the Company of the minority shares in Twin-X held by Roland Esnis and Francois Domine;
(c) no material breach of provisions providing for the operation of the business pending completion of the Sale, as set forth in Schedule 4 to the Agreement;
(d) the warranties provided by the Company being materially true and accurate as at the date of signing the Agreement and as if repeated at closing; and
(e) no governmental, regulatory or other competition authority having statutory or regulatory competence in any jurisdiction having decided to take or initiate any action, proceeding or investigation the effect of which would prohibit or delay closing beyond November 15, 1999 (or such other date as may be agreed in writing by the parties).

    The closing is to be within 7 days of shareholder approval of the Sale as described in this Proxy Statement and in any event no later than November 15, 1999, or such later date as agreed to by the parties. Should the Sale not be completed because of a failure of the Company's shareholders to approve the Sale or the failure to acquire the shares from the minority shareholders of Twin-X, the Company must reimburse Guardian for reasonable legal, accountancy and other professional costs and expense not to exceed 150,000 pounds sterling (approximately $247,000 as of September 30, 1999).

    A Relevant Claim may be made by Guardian pursuant to the warranties provided by the Company in the Agreement. Warranties provided by the Company include statements relative to form and legal structure of the French subsidiaries, contracts and liabilities, assets and insurance, taxation and tax returns, employees, agents and pensions, litigation and a number of other matters in connection with the status of the French subsidiaries and how they have conducted business. One of the warranties will allow Guardian to make a Relevant Claim for a portion of certain cost overruns incurred after the closing by Strategia Europe on Year 2000 projects. The maximum amount that could be required to be paid (including any amounts paid to Guardian from the Escrow Account) by the Company in satisfaction of all Relevant Claims, except in the case of fraud or willful misconduct or willful concealment, is U.S. $5,500,000. No payment can be made by the Company in respect of any matter giving rise to a Relevant Claim under the warranty unless and until the amount in respect of the Relevant Claim (when aggregated with each other Relevant Claim) exceeds FRF 1,250,000 (equal to approximately U.S. $203,700) at which time, the Company will be liable to Guardian only for the excess. Except in the case of fraud or willful misconduct or willful concealment, Relevant Claims must be presented by Guardian for all items other than those that relate to taxation by April 30, 2001 and for those relating to taxation by the end of the relevant French statutory limitations period, plus one month. In addition to the foregoing, the Company may also be liable for all or a portion of certain penalties payable by Strategia Europe under its Year 2000 contracts.



               Unaudited Pro forma Financial Statements
         (Dollars in thousands, except for per share amounts)

The following tables present the Company's consolidated income statements for the years ended December 31, 1998, and the six months ended June 30, 1999, and the consolidated balance sheet as of June 30, 1999, on both an actual basis and a pro forma basis. Notes to the Pro forma Financial Statements follow on page 18 describing the adjustments made to the actual financial statements to arrive at the pro forma financial statements.

  Income Statement                               Year ended
                                              December 31, 1998

                                 Actual           Adjustments      Pro forma
Service revenues               $  21,621.6       $   9,680.1     $  11,941.5

Operating expenses:
  Cost of services                15,454.2           6,982.6         8,471.6
  Selling, general & admin.        7,820.5           2,915.8         4,904.7
  Other charges                      440.1                -            440.1
                                  23,714.8           9,898.4        13,816.4

Operating income (loss)           (2,093.2)           (218.3)       (1,874.9)

Other (income) expense:
  Interest expense                   257.4             109.2           148.2
  Other (income), net                (69.2)              3.6           (72.8)
                                     188.2             112.8            75.4

Income (loss) before
    income taxes                  (2,281.4)           (331.1)       (1,950.3)
Provision for income taxes           132.3             112.5            19.8

Net income (loss)              $  (2,413.7)      $    (443.6)    $  (1,970.1)
Net income (loss) per share    $      (0.52)                     $      (0.42)
Weighted average shares
    outstanding                    4,667.7                           4,667.7

                                               Six Months ended
                                                June 30, 1999

                                 Actual           Adjustments      Pro forma

Service revenues               $  12,574.3       $   6,141.4     $  6,432.9

Operating expenses:
  Cost of services                 7,659.6           4,211.9        3,447.7
  Selling, general & admin.        3,504.3           1,572.9        1,931.4
  Other charges                      315.0                            315.0
                                  11,478.9           5,784.8        5,694.1

Operating income (loss)            1,095.4             356.6          738.8

Other (income) expense:
  Interest expense                    89.1              18.7           70.4
  Other (income), net                 63.3              68.1           (4.8)
                                     152.4              86.8           65.6

Income (loss) before
    income taxes                     943.0             269.8          673.2
Provision for income taxes           102.6              93.1            9.5

Net income (loss)              $     840.4       $     176.7     $    663.7
Net income (loss) per share    $        .18                      $       .14
Weighted average shares
    outstanding                    4,667.7                          4,667.7





Balance Sheet

                                                  June 30, 1999
                                      Actual     Adjustments     Pro forma
            Assets
Current assets:
  Cash and cash equivalents        $  1,228.0    $  6,238.6     $  7,466.6
  Accounts receivable, net            4,107.6      (2,467.2)       1,640.4
  Unbilled revenues                   1,871.6      (1,297.0)         574.6
  Other current assets                  346.1        (215.9)         130.2

     Total current assets             7,553.3       2,258.5        9,811.8

Property and equipment
  Cost                               20,557.6      (8,359.4)      12,198.2
  Accumulated depreciation           15,960.7      (6,797.4)       9,163.3

                                      4,596.9      (1,562.0)       3,034.9

Other assets                            306.2        (184.8)         121.4

                                   $ 12,456.4    $    511.7     $ 12,968.1

            Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of
    long-term debt                       53.6            -            53.6
  Current installments of
    obligations under capital leases    351.8        (189.5)         162.3
  Deferred revenue                      396.3            -           396.3
  Accounts payable                      991.6        (686.7)         304.9
  Accrued expenses and
    other liabilities                 2,272.8      (1,247.3)       1,025.5
  Accrued income taxes                   36.1         (45.6)          (9.5)

     Total current liabilities        4,102.2       2,169.1        1,933.1

Long-term debt, excluding
    current installments                854.9            -           854.9
Obligations under capital leases,
    excluding current installments       76.6         (45.1)          31.5
Deferred revenue                      1,186.7      (1,186.7)            -
Deferred income taxes                   170.1        (170.1)            -
Minority interest                       125.8        (125.8)            -

     Total liabilities                6,516.3      (3,696.8)       2,819.5

Stockholders' equity:
  Common stock without par value     13,884.0            -        13,884.0
  Accumulated deficit                (7,669.2)      3,933.8       (3,735.4)
  Accumulated other comprehensive
    income (loss)                      (274.7)        274.7             -

     Total stockholders' equity       5,940.1       4,208.5       10,148.6

                                   $ 12,456.4    $    511.7     $ 12,968.1


Notes to Pro forma Financial Statements:
(a) Pro forma income statement adjustments comprise the combined operating results of the French subsidiaries after eliminating intercompany management fees and inter-company interest charged the French subsidiaries on intercompany borrowings.
(b) Pro forma balance sheet adjustments at June 30, 1999, comprise the following:
    i. Net proceeds of $6.3 million after purchase of minority interests in Twin-X for approximately $1.1 million and legal and other professional fees of approximately $568 thousand.
    ii. Net gain of approximately $3.9 million.
(c) No interest income has been included in the pro forma income statement from any assumed investment of the net proceeds.
(d) No income tax provision has been included in calculating the net gain included in the June 30, 1999, pro forma balance sheet. The Company had approximately $8.1 million in U.S. net tax operating loss carry-forwards at December 31, 1998, and it is assumed that there would be no Federal and/or state income taxes resulting from the transaction.
(e) Although $1.275 million in proceeds will initially be put into an escrow account, the above pro forma results assume 100% of the $1.275 million is included in the pro forma balance sheet. The Company knows of no items that would require payment to the purchaser for Relevant Claims.

Rights of Dissenting Shareholders

    Kentucky law provides certain rights to shareholders who dissent from certain corporate actions, including the sale of all or substantially all of the assets of the corporation. The Company has determined that the proposed Sale constitutes the sale of all or substantially all of its assets within the meaning of that phrase in the Kentucky law.

    The following is not a complete statement of the law pertaining to the rights of dissenting shareholders and is qualified in its entirety by reference to the full text of Subtitle 13, Chapter 271B of the Kentucky Revised Statutes (KRS 271B.13-010 to .13-310), which is reprinted in its entirety as Appendix A to this Proxy Statement.

    Under Kentucky law, any shareholder of the Company may dissent from the Sale and receive in cash the fair value of his or her shares immediately before consummation of the Sale, excluding any appreciation or depreciation in anticipation of the Sale unless such exclusion would be inequitable. The right to dissent and receive such fair value requires that the exact procedure specified by Kentucky law be followed.

    Shareholders who wish to assert dissenter's rights (i) must deliver to the Company, before the vote is taken at the Annual Meeting, written notice of their intent to demand payment for their shares if the Sale occurs; and
(ii) must not vote their shares in favor of the Sale. Shareholders who do not satisfy these requirements are not entitled to rights to demand payment for their shares. The delivery of a written demand must be in addition to and separate from any vote against the Sale by the shareholder. A vote against the Sale will not itself satisfy the notice requirements of the Kentucky dissenters' rights statute. A shareholder who submits a signed and unmarked proxy form will be considered to have voted in favor of the Sale, which will constitute a waiver of the dissenters' rights of the shareholder.

    If the Sale is approved by the shareholders at the Annual Meeting, then, no later than ten days after such approval, the Company must deliver a written notice ("Notice") to all shareholders who dissented in compliance with Kentucky law. The Notice must set forth, among other things, a date by which shareholders must demand payment, which date may not be fewer than 30, nor more than 60, days after the date of the Notice. Shareholders who receive the Notice must demand payment, certify whether they acquired beneficial ownership of the shares before August 10, 1999 (the date of the first public announcement regarding the Sale), and deposit their certificates in accordance with the terms of the Notice. Shareholders who do not demand payment or deposit their certificates by the date set in the Notice will not be entitled to receive payment for their shares as a dissenter.

    Upon consummation of the Sale or upon a later but timely receipt of a payment demand, the Company must pay each shareholder who dissented in compliance with Kentucky law and who was the beneficial owner of the shares before August 10, 1999, the estimated fair value of the dissenter's shares. Payment must be accompanied by certain financial information about the Company and certain statements apprising such shareholders of the estimate of the fair value of the shares and their rights as "dissenters" under Kentucky law.

    A dissenter may notify the Company of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate, if: (i) the dissenter believes the amount paid or offered is less than the fair value of the dissenter's shares, (ii) the Company fails to make payment within 60 days after the date set for demanding payment, or (iii) the Company, having failed to effect the Sale, does not return the deposited certificates within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment unless he notifies the Company of his demand in writing within 30 days after payment is made for the dissenter's shares.

    A procedure similar to that discussed above applies to shareholders who acquired beneficial ownership of their shares on or after August 10, 1999. The primary difference is that the Company may withhold payment on these after-acquired shares to the dissenter until a price has been agreed upon or determined by the court.

    If a demand for payment remains unsettled, the Company must commence a proceeding within 60 days after receiving the payment demand and petition the Circuit Court of Jefferson County, Kentucky to determine the fair value of the shares. If the proceeding is not commenced within the 60-day period, each dissenter whose demand remains unsettled must be paid the amount demanded.
The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any appraisal proceeding, the Court must determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the Court, and generally will be assessed against the Company. However, the Court can assess costs against the parties in such amounts as the Court finds equitable.

Management's Recommendation

    Approval of Sale requires the affirmative vote of a majority of the Company's shares of Common Stock outstanding and entitled to vote. Any abstention or broker non-votes will have the same effect as a vote against the Sale.

    At a Special Meeting on September 28, 1999, the Board of Directors voted unanimously to approve the Share Sale and Purchase Agreement and to recommend approval of the Sale by the Company's shareholders. For the reasons more fully set forth above, management recommends a vote in favor of the Sale.

    The Company has received undertakings form the current members of the Board of Directors and EPI Corporation stating that their shares will be voted in favor of the Sale. These shares represent approximately 30% of the Company's outstanding shares.

    The following table sets forth the quarterly range of high and low closing sale prices per share reported on the American Stock Exchange during 1999.


                                             1999
Quarter                               High            Low
First                               $ .813          $ .625
Second                               1.563            .563
Third (through August 31)            1.438           1.063


    On October 1, 1999, the closing sale price reported for the Common Stock was $.813 per share.

                                    GENERAL

Discretionary Authority

    Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy form, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Form 5s were required, the Company believes that during fiscal 1998, all the Reporting Persons complied with all applicable filing requirements, except as noted below.
Paul E. Phillips, Jr. filed a Form 3 report after the report was due.

Information Concerning Independent Auditors

    The firm of Carpenter, Mountjoy & Bressler, PSC, Certified Public Accountants, served as independent auditors for the Company in 1998 and has been selected to serve as independent auditors for the Company in 1999. Representatives of Carpenter, Mountjoy & Bressler, PSC will be present at the 1999 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    On April 23, 1998, Ernst & Young LLP ("EY") informed the Company of its resignation as the Company's auditor.

    The reports of EY on the Company's financial statements for the fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for the years ended December 31, 1997 and 1996, and in the subsequent interim period, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make references to the matter in their report.

    In connection with the audit of the Company's financial statements for the year ended December 31, 1997, EY informed the Company and its Audit Committee of a material weakness in its policies, systems, procedures and internal controls necessary to assure that revenues, costs and loss contracts are properly recognized in the consolidated financial statements under the percentage of completion method of accounting for Year 2000 compliance consulting and program renovation services contracts. Management of the Company agreed with EY's conclusion that there was a material weakness in such policies, systems, procedures and internal controls. To address the weakness identified by EY, management took measures to improve the Company's internal controls, including enhanced record keeping with respect to costs of completion of contract work and enhancements to the Company's cost estimation methodologies. Management designed these measures based in part on certain of the procedures performed at EY's request to provide information to EY in the course of its audit engagement on behalf of the Company. As a result of that audit engagement, EY issued an unqualified opinion on the Company's financial statements for the year ended December 31, 1997. EY advised us that, in completing its audit, it considered the aforementioned material weakness in determining the nature, timing and extent of procedures performed to enable it to issue the unqualified opinion. The Company authorized and requested EY to cooperate with, and provide full information to, the Company's successor auditors pertaining to the material weakness identified by EY.


Shareholder Proposals

    The Company intends to hold its 2000 Annual Meeting of Shareholders in early June 2000. Shareholder proposals to be presented at the 2000 Annual Meeting must be received by the Secretary of the Corporation no later than February 1, 2000 to be included in the proxy statement for the 2000 Annual Meeting. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 2000 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Secretary of the Corporation, before April 16, 2000.

                         INCORPORATION BY REFERENCE

    The following documents previously filed with the SEC by Strategia Corporation accompany this proxy statement and are hereby incorporated by reference into this proxy statement:

         Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended by Form 10-KSB/A filed April 23, 1999; provided that the information included in Items 8, 9, 10, 11, and 12, of the Company's 1998 10-KSB shall not be deemed to be incorporated into or a part of this proxy statement;

         Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1999; and

         Current Report on Form 8-K dated August 10, 1999.

    The Company will provide without charge, upon the oral or written request of any person to whom this proxy statement is delivered, a copy of any and all information (excluding exhibits) that has been incorporated by reference into this proxy statement. Such requests should be addressed to John P. Snyder, Secretary, Strategia Corporation, P.O. Box 37144, Louisville, Kentucky 40233-7144, telephone (502) 426-3434.



                                         By Order of the Board of Directors


                                         /s/ John P. Snyder

                                         John P. Snyder
                                         Secretary

Louisville, Kentucky
October 12, 1999



                            STRATEGIA CORPORATION

                Proxy Card for 1999 Annual Meeting of Shareholders

              THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Holly Kratzenberg and Leigh Ann Dauphinais or either of them (with full power to act alone), as proxy, with the President of Strategia
Corporation (the "Corporation"), having the power to appoint a proxy's substitute, to represent me and to vote all of the shares of the Corporation held of record or which I am otherwise entitled to vote, at the close of business on September 14, 1999, at the 1999 Annual
Meeting of Shareholders to be held at the Corporation's offices at 10301 Linn Station Road, Louisville,
Kentucky, on Wednesday, October 25, 1999, at 10:00 a.m., local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as indicated herein.

     THIS PROXY CARD IS SOLICITED BY THE BOARD OF
DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN
ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF
NO INSTRUCTION IS INDICATED, THE SHARES REPRESENTED
BY THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES
LISTED IN ITEM 1 OR CUMULATIVELY, IN THE BOARD OF
DIRECTORS' DISCRETION, AND "FOR" ITEMS 2 and 3.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ALL OF THE NOMINEES LISTED IN ITEM 1, AND   Please mark _______
"FOR" ITEMS 2 AND 3.                        your votes as
                                            indicated in    X
                                            this example. _____

1.  ELECTION OF DIRECTORS    John A. Brenzel, Richard W. Smith, and
                             John P. Snyder
FOR all nominees      WITHHOLD
 (except otherwise    AUTHORITY
 indicated on the     to vote for all nominees.
 line at right).      (INSTRUCTION:  To withhold authority
                      to vote for any individual nominee,
                      write the nominee's name on the line
                      below.)
  ____________        _________________________________________________


2.  SALE OF THE COMPANY'S FRENCH SUBSIDIARIES

FOR           AGAINST         ABSTAIN

_______       _______         _______


3. OTHER BUSINESS. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

   FOR           AGAINST         ABSTAIN

  ______        ________         _________


Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  __________________________, 1998

_______________________________________
Signature

_______________________________________
Additional signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.



                                  Appendix A


                PROVISIONS OF THE KENTUCKY BUSINESS CORPORATION ACT
                 RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS


271B.13-010.  Definitions.

As used in this subtitle:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equi-table under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

271B.13-020.  Right to dissent.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (a) Consummation of a plan of merger to which the corporation is a party:

              1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

              2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

       (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

       (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

              2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

              3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

              4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

       (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

       (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030.  Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dis-senters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

271B.13-200.  Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

(2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

271B.13-210.  Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

       (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

       (b)    Shall not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220.  Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

       (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

       (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

       (d) Set a date by which the corporation must receive the pay-ment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this sec-tion is delivered; and

       (e)    Be accompanied by a copy of this subtitle.

271B.13-230.  Duty to demand payment.

(1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial owner-ship of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certifi-cates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240.  Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

271B.13-250.  Payment.

(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the cor-poration estimates to be the fair value of his shares, plus accrued interest.

(2)    The payment shall be accompanied by:

       (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       (b) A statement of the corporation's estimate of the fair value of the shares;

       (c)    An explanation of how the interest was calculated; and

       (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-260.  Failure to take action.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270.  After-acquired shares.

(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-280.  Procedure if shareholder dissatis-fied with payment or offer.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

       (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

       (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

                        JUDICIAL APPRAISAL OF SHARES

271B.13-300.  Court action.

(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) day after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment:

       (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

       (b) For the fair value, plus accrued interest, of his afteracquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310.  Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the require-ments of KRS 271B.13-200 to 271B.13-280; or

       (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


                                  Appendix B


                      DATED                              1999



                         SHARE SALE AND PURCHASE AGREEMENT
                      relating to the issued share capitals of
                Twinsys Dataguard SA, Twin-X SA and Strategia Europe SAS









                   STRATEGIA CORPORATION                    (1)
                   GUARDIAN DR (OVERSEAS HOLDINGS) LIMITED  (2)
                   GUARDIAN iT PLC                          (3)

















                                Execution Draft
                        136/G8903.58/CP1:37643.14/raok





                               TABLE OF CONTENTS
PARTIES 1
INTRODUCTION                                                               1
OPERATIVE PROVISIONS                                                       1
      1         Interpretation                                             1
      2         Sale and purchase of the Shares                            5
      3         Consideration                                              5
      4         Conditions                                                 9
      5         Completion                                                10
      6         Warranty                                                  11
      8         Use of name                                               16
      9         Guarantee                                                 16
      10        General                                                   17
SCHEDULE 1                                                                19
      Part 1                                                              19
      Particulars of Strategia Europe SAS                                 19
      Part 2                                                              20
      Particulars of Twinsys Dataguard SA                                 20
      Part 3                                                              21
      Particulars of Twin-X SA                                            21
SCHEDULE 2                                                                22
      The Properties                                                      22
      Description of Lease(s)                                             22
SCHEDULE 3                                                                23
      Warranty Statements                                                 23
      1         Information, formal and legal                             23
      2         Capital, distribution, contracts and liabilities          23
      3         The Shares                                                25
      4         Accounts                                                  25
      5         Business and Trading                                      25
      6         Stocks, assets and insurance                              26
      7         Sale of the Shares                                        27
      8         Taxation and tax returns                                  27
      9         Employees, agents and pensions                            30
      10        Pensions                                                  31
      11        Litigation                                                31
      12        Capital commitments, unusual contracts, guarantees etc.   31
      13        Borrowings and lendings                                   32
      14        Continuation of facilities                                32
      15        The Properties                                            32
      16        Environmental                                             33
      17        Insolvency                                                34
      18        Intangible Property Rights and Intellectual Property      34
      19        Competition                                               35
      20        Authority                                                 35
      21        Year 2000                                                 35
SCHEDULE 4                                                                36
      Position Pending Completion                                         36
SCHEDULE 5                                                                67
      Strategia Contracts Schedule                                        67
ATTESTATIONS                                                              70
      DATED
                                         1999
PARTIES
(1) STRATEGIA CORPORATION whose principal office is at 10301 Linn Station Road, Louisville, Kentucky 40223 United States of America ("the Vendor");
(2)   GUARDIAN DR (OVERSEAS HOLDINGS) LIMITED, acting by its French branch whose principal office is at Benchmark House, St George's Business Centre, 203 Brooklands Road, Weybridge, Surrey KT13 0RH ("the Purchaser"); and
(3) GUARDIAN IT PLC, whose registered office is at Benchmark House, St George's Business Centre, 203 Brooklands Road, Weybridge, Surrey KT13 0RH
("the Guarantor").
INTRODUCTION
(A)   Strategia is a French societe par actions simplifiee with a share capital of FRF 2,000,000 divided into 20,000 shares of FRF 100 par value, having its registered office at 39-43 Quai Andre Citroen, 75015 Paris, France and registered with the Paris Commercial Companies Registry under the number B413599010.
(B) Twinsys is a French societe anonyme with a share capital of FRF 1,500,000 divided into 15,000 shares of FRF 100 par value, having its registered office at 39-43 Quai Andre Citroen, 75015 Paris, France and registered with the Paris Commercial Companies Registry under the number B400265492.
(C) Twin-X is a French societe anonyme with a share capital of FRF 250,000 divided into 2,500 shares of FRF 100 par value, having its registered office at 39-43 Quai Andre Citroen, 75015 Paris, France and registered with the Paris Commercial Companies Registry under the number B408615847. Twin-X is 60 per cent. owned by Twinsys and 40 per cent. owned by Roland Esnis, Francois Domine and their spouses.
(D) The business of Strategia is that of the provision of IT consultancy and IT services to users of computer systems.
(E) The business of Twinsys is that of the provision of business continuity and disaster recovery to users of computer systems.
(F)   The business of Twin-X is that of the provision of business continuity and disaster recovery to users of computer systems.
(G)   The Vendor is willing to sell and the Purchaser is willing to purchase the Shares on the terms and subject to the conditions of this Agreement. OPERATIVE PROVISIONS
1     Interpretation
1.1   In this Agreement (including the Introduction and Schedules), except where a different interpretation is necessary in the context, the following expressions shall have the following meanings:
      Accounts                    together, the audited financial statements
                                  of each of the Companies as at the Accounts
                                  Date together with the related exhibits of
                                  each of the Companies, or as specifically
                                  referred to in this Agreement in respect
                                  of any of the individual Companies
      Accounts Date               31 December 1998
      Additional Cost             the excess cost as referred to in Warranty
                                  Statement 21.2
      Business Day                any day on which the clearing banks are open
                                  for business in the City of London, other
                                  than a Saturday or a Sunday
      Board(s)                    the board of directors for the time being of
                                  the Purchaser and of each of the Companies
                                  (except in the case of Strategia where the
                                  Vendor acts as the Board in its role as
                                  President of that company), as specifically
                                  referred to in this Agreement
      Companies                   together, Strategia, Twinsys and Twin-X and
                                  each of them
      Companies' Auditors         Ernst & Young of 34, Boulevard Haussman,
                                  75008 Paris
      Completion                  completion of the acquisition of the Shares
                                  in accordance with the terms of clause 5
      Completion Date             within 7 days of the passing of the
                                  Resolutions at a date and time to be agreed
                                  in writing by the parties and in any event
                                  no later than 15 November 1999 or such later
                                  date as the parties agree in writing
      Conditions                  the conditions to be satisfied before the
                                  Completion Date as set out in clause 4.1
      Contracts                   all the year 2000 consultancy contracts to
                                  which Strategia is a party at the date of
                                  Completion whether or not the provision of
                                  services under such contracts has been
                                  completed
      Consideration               the aggregate sum of (i) US$7,150,000 less
                                  the Debts and (ii) FRF5,500,000, subject to
                                  adjustment pursuant to clause 3
      Debts                       the aggregate sum of all indebtedness of the
                                  Companies due to the Vendor's Group at
                                  Completion
      Debts Transfer Agreement    the agreement in the agreed form to be
                                  entered into at Completion to transfer the
                                  Debts from the Vendor to the Purchaser
      the Directors               the persons specified as directors of the
                                  Companies in Schedule 1 (the expression
                                  "Director" meaning any of them)
      the Disclosure Letter       a letter in the agreed form bearing the same
                                  date as this Agreement from the Vendor to
                                  the Purchaser together with the documents
                                  annexed to or incorporated by reference in
                                  such letter
      the Employees               the employees of each of the Companies
                                  (including directors) whose names appear in
                                  the Disclosure Letter
      the Final Accounts          the Draft Accounts (as defined in clause 3.3)
                                  once agreed or determined pursuant to clauses
                                  3.5, 3.6 or 3.7
      Intellectual Property       copyrights, trade and service marks, trade
                                  names, rights in logos and get-up,
                                  inventions, confidential information, trade
                                  secrets and know-how, registered designs,
                                  design rights,  patents, utility models,
                                  semi-conductor topographies, all rights of
                                  whatsoever nature in computer software and
                                  data, all rights in plant varieties, all
                                  rights of privacy and all intangible rights
                                  and privileges of a nature similar to any of
                                  the foregoing, in every case in any part of
                                  the world and whether or not registered; and
                                  including all granted registrations and all
                                  applications for registration in respect of
                                  any of the same
       Labour Costs               the aggregate sum of reasonable labour costs
                                  (including all indirect employment costs such
                                  as expenses, taxes and without exception all
                                  other employee overheads) incurred by the
                                  Purchaser or the Companies to complete the
                                  Contracts including, for the avoidance of
                                  doubt, the reasonable labour costs required
                                  to perform warranty services pursuant to the
                                  Contracts
      Loan Capital                loan notes or debenture stock of any kind
      Management Accounts         the management accounts for the Companies
                                  covering the period from the Accounts Date
                                  to end June 1999
      NAV                         the combined net asset value of the Companies
                                  as at Completion as set forth in the Final
                                  Accounts but adjusted upwards to eliminate
                                  the Debts
      Properties                  the leasehold properties short particulars
                                  of which appear in Schedule 2 and references
                                  to "the Properties" shall extend to any part
                                  or parts thereof
      Purchaser's Auditors        PricewaterhouseCoopers of The Quay, 30
                                  Channel Way, Ocean Village, Southampton S014
                                  3QG
      Purchaser's Group           the Purchaser and any holding company of the
                                  Purchaser and any of the subsidiaries and
                                  associates of the Purchaser or of any
                                  holding company of the Purchaser from time
                                  to time
      Purchaser's French Counsel  Salans Hertzfeld & Heilbronn of 9 rue Boissy
                                  D'Anglas, 75008 Paris, France
      Purchaser's Solicitors      S J Berwin & Co of 222 Grays Inn Road,
                                  London WC1X 8HB
      Reserve                     the accounting reserve of FRF1,800,000 as
                                  set out at clause 3.4(b)
      Revenues Recognised         the sum shown as at the total figure at the
                                  foot of column 12 of the Strategia Contracts
                                  Schedule
      Relevant Claim              a claim by the Purchaser under or pursuant
                                  to the Warranty
      Relief                      any loss, relief, allowance, exemption,
                                  set-off, deduction, right to repayment or
                                  credit or other relief of a similar nature
                                  granted by or available in relation to tax
                                  pursuant to any legislation or otherwise
      Resolutions                 the shareholder resolutions of the Vendor
                                  required, inter alia, to approve the
                                  transaction contemplated by this Agreement
      Restricted Activities       the businesses carried on by the Companies
                                  as at Completion
      Revenue Not Yet Recognised  the sum shown as the total figure at the foot of column 13 of the Strategia Contracts
                                  Schedule
      Shares                      together, the Strategia Shares, the
                                  Twin-X-Shares and the Twinsys Shares
      Strategia                   Strategia Europe SAS of which short
                                  particulars are set out in Part 1 of
                                  Schedule 1
     Strategia Contracts Schedule the document in the form set out in Schedule
                                  5 to be delivered to the Purchaser at
                                  Completion pursuant to clause 5.2(i),
                                  bearing the information referred to therein
      Strategia Proportion        the percentage figure shown at the foot of
                                  column 14 of the Strategia Contracts Schedule
      Strategia Shares            the 19,999 issued shares of FRF 100 each in
                                  the capital of Strategia held by the Vendor
      Standard                    means the year 2000 compliance standard as
                                  defined in Warranty 21.1
      System                      means hardware, software, firmware, other
                                  plant, equipment, machinery or building
                                  facilities
      tax, taxes or taxation      means all taxes, assessments and governmental
                                  charges of any kind, whether payable directly
                                  or by withholding, including but without
                                  limitation any transfer, property, sales,
                                  withholding, income, value-added or customs,
                                  employment and social security fees,
                                  governmental charges, welfare charges, social,
                                  welfare and other contributions, governmental
                                  insurance fees, governmental pension plan
                                  contributions, duties, charges, levies,
                                  contributions, penalties, interest and other
                                  charges
      Twinsys                     Twinsys Dataguard SA of which short
                                  particulars are set out in Part 2 of
                                  Schedule 1
      Twinsys Shares              the 14,981 issued shares of FRF 100 each in
                                  the capital of Twinsys held by the Vendor
      Twin-X                      Twin-X SA of which short particulars are set
                                  out in Part 3 of Schedule 1
      Twin-X Shares               together the 1,499 shares held by Twinsys
                                  and the 998 shares to be held by the Vendor
                                  following satisfaction of condition 4.1(b)
                                  of the issued shares of FRF 100 each in the
                                  capital of Twin-X
      VAT                         French Value Added Tax
      Vendor's Group              the Vendor and any holding company of the
                                  Vendor and any of the subsidiaries and
                                  associates of the Vendor or of any holding
                                  company of the Vendor from time to time
                                  excluding the Companies
      Vendor's French Counsel     HSD Ernst and Young of 6 Place de L'Iris, La
                                  Defence 2, 92095 Paris
      the Vendor's Solicitors     Clifford Chance of 200 Aldersgate Street,
                                  London EC1A 4JJ
      Warranty                    the warranty given by the Vendor in clause 6
      Warranty Statements         the statements set out in Schedule 3

1.2 All references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment before the date of this Agreement to any previous enactment which has been replaced or amended and to any regulation or order made under such provision or enactment before the date of this Agreement.
1.3   The term "holding company" shall have the meaning attributed to it in section 736 and 736A of the Companies Act 1985 (as amended), a company or other entity shall be a "subsidiary" for the purposes of this Agreement if it falls within any of the meanings attributed to a "subsidiary" in such sections or the meaning attributed to the term "subsidiary undertaking" in section 258 of such Act, the term "associated" shall have the meaning attributed to it in section 416(1) of the Income and Corporation Taxes Act 1988 and the terms "subsidiaries", "holding companies" and "associated companies" are to be construed accordingly.
1.4 References to documents "in the agreed form" are to documents in terms agreed between the parties and signed (for the purpose of identification only) by the Vendor's Solicitors and the Purchaser's Solicitors.
1.5 References in this Agreement and the Schedules to the parties, the Introduction, Schedules and clauses are references respectively to the parties, the Introduction and Schedules to and clauses of this Agreement.
1.6 Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.
1.7   Clause and paragraph headings are inserted for ease of reference only and shall not affect construction.
1.8 Section 839 of the Income and Corporation Taxes Act 1988 is to apply to determine whether a person is connected with another for the purposes of this Agreement.
1.9 Section 416(2) of the Income and Corporation Taxes Act 1988 is to apply to determine whether a person is controlled by another person.
2     Sale and purchase of the Shares
2.1 The Vendor with full title guarantee shall sell at and with effect from Completion the Shares and the Purchaser relying on the, warranties and undertakings contained in this Agreement, shall purchase subject to clause 2.3 all of the Shares with any dividends, distributions and rights declared, paid, created or arising on or after the date of this Agreement and free from all claims, charges, liens, encumbrances, options, rights of pre-emption or equities.
2.2   The Vendor shall procure the transfer to the Purchaser (or as it directs) of any of the shares in the share capitals of Strategia, Twinsys and Twin-X held by persons other than the Vendor or Twinsys, as marked by an asterisk in Schedule 1, all for no additional consideration or payment by the Purchaser to any person.
2.3   The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this Agreement.
2.4 The Vendor shall not be obliged to complete the transfer of any of the Shares unless the Purchaser has completed the Debts Transfer Agreement in accordance with its terms.
3     Consideration
3.1 In consideration of the sale of the Shares in accordance with the terms of this Agreement, and subject to upwards or downwards adjustment in accordance with clause 3.2 or 3.13, the Purchaser shall pay:
      (a)   to the Vendor the aggregate sum of:
            (i)    US$5,875,000.00 less the Debts; and
            (ii)   FRF5,500,000
            (being part of the Consideration) ; and
      (b) to the Escrow Account the sum of US$1,275,000.00 (being part of the Consideration) pursuant to the terms of clause 3.12.
3.2.1 The sum of the Consideration shall be:
      (a) reduced by an amount (if any) equal to FRF1 for every FRF1 that the NAV as shown in the balance sheet constituting part of the Final Account is less than FRF11,825,401; and
      (b) increased by an amount (if any) equal FRF1 for every FRF1 that the NAV as shown in the balance sheet constituting part of the Final Accounts is more than FRF11,825,401;
            and such amounts (if any) shall be paid by the Vendor or the Purchaser (as applicable) in accordance with the provisions of clause 3.11.
3.2.2 The Purchaser acknowledges that it shall have no claim under the Warranty to the extent that any claim against the Vendor under the Warranty is provided for in the Final Accounts or is reflected in the calculation of the Consideration pursuant to this clause 3.2.
3.3 The Purchaser shall procure that the Companies shall, within 45 days after the date of Completion, prepare draft audited combined accounts for the Companies ("Draft Accounts") including an audited combined profit and loss account for the period commencing on the Accounts Date and ending on Completion and an audited combined balance sheet as at Completion and the Purchaser shall procure that the Draft Accounts shall then be audited by the Companies' Auditors (during which audit the Draft Accounts shall be reviewed by the Purchaser's Auditors) and then submitted for approval to the Vendor. The Purchaser shall procure that, for the purposes of considering the Draft Accounts, the Vendor shall be entitled to receive access to and copies of all working papers of the Companies, the Purchaser and the Companies' Auditors used in the preparation of and audit of the Draft Accounts.
3.4 The Draft Accounts shall be prepared in a manner consistent with the procedures and policies bases and methods of valuation adopted in the preparation of the Accounts and otherwise in accordance with accounting principles generally accepted in France. The parties agree that no assets may be re-valued upwards in the Draft Accounts. It is hereby acknowledged by the parties that solely for the purposes of the Draft Accounts and the Final Accounts and for no other reason:
      (a) the revenues recognised shall be the sum shown as the total figure at the foot of column 11 of the Strategia Contracts Schedule; and
      (b) there shall be held as a reserve the sum of FRF 1,800,000 ("Reserve"), such sum being acknowledged by the parties to be:
            (i) adequate as at the date of Completion for all purposes relating to the Contracts;
            (ii) an appropriate reserve for the purposes of preparing and auditing the Draft Accounts and the Final Accounts and, for the avoidance of doubt, for the purposes of calculating the NAV.
The agreement of the Reserve for the purposes of the Draft Accounts and the Final Accounts between the parties shall not in any way prejudice the Purchaser's right to bring a Relevant Claim under this Agreement pursuant to clause 6.25 or pursuant to clause 6.16 in connection with Warranty Statement
21.2 being the only claims that can be brought in respect of the Contracts.
3.5 Within 30 days of receipt by the Vendor of the Draft Accounts the Vendor will inform the Purchaser in writing whether or not in its opinion the Draft Accounts comply with the requirements of this clause 3 and, if not, shall specify in writing, so far as it is then reasonably able so to do, the amount and nature of any item which it does not accept. If the Vendor confirms in writing that it accepts the Draft Accounts, or if it fails to inform the Purchaser within 30 days of receipt whether or not it accepts that the Draft Accounts comply with the requirements of this clause 3, the Draft Accounts shall be the agreed audited combined accounts of the Companies for the period ending on Completion.
3.6 If the Vendor informs the Purchaser, in accordance with clause 3.5, that it does not accept that the Draft Accounts comply with the requirements of this clause 3, the Vendor and the Purchaser will hold discussions in good faith with a view to agreeing the Draft Accounts. If such agreement is reached, and is confirmed in writing by the parties, it shall be final and binding on the parties.
3.7 Any dispute about the Draft Accounts which remains unresolved 45 days after receipt by the Vendor of the Draft Accounts shall, at the request of either party be referred for final settlement to an independent firm of chartered accountants nominated jointly by the Vendor and the Purchaser or, failing such nomination, within 14 days after request by either the Vendor or the Purchaser, be referred to an internationally known firm of independent accountants in France nominated by order of the President of the Commercial Court of Paris ("President du Tribunal de Commerce de Paris") acting in summary proceedings (Statuant comme en matiere de refere) (other than any such firm which has, or whose office or related entities have, accepted any engagement or appointment from any of the parties hereto or from any of their respective affiliates). Such independent firm shall act as experts and not as arbitrators and (in the absence of manifest error) its decisions (both as to the manner in which its determination is to be made and as to the subject matter of its determination) shall be final and binding on the parties.
3.8 All costs of the Companies' Auditors in connection with the auditing of the Draft Accounts shall be payable by the Vendor and the Purchaser in equal proportions and all costs incurred by the Vendor in reviewing and agreeing the Draft Accounts shall be borne by the Vendor and all such costs incurred by the Purchaser shall be borne by the Purchaser. The fees of such independent firm, if any, referred to in clause 3.7 shall be payable by the Vendor and the Purchaser in equal proportions.
3.9 Each of the Purchaser and the Vendor will co-operate fully with the other and, if applicable, with the independent firm appointed under clause 3.7 (including giving all reasonable access to records, information, and to personnel) with a view to enabling the Draft Accounts to be prepared and subsequently discussed and, if applicable, with a view to enabling any such independent firm to make any determination required by clause 3.7 and in particular the Purchaser shall procure that the Companies shall permit the Vendor and its advisers and the Companies' Auditors (and, if applicable, such independent firm) to have reasonable access to, and (where reasonable) to take copies of any records or information belonging to the Companies.
3.10 For the purposes of clause 3.2 the NAV of the Companies shall be as stated in the Final Accounts once agreed or otherwise determined pursuant to this clause 3.
3.11.1 Payments of the aggregate amount (if any) referred to in clause 3.2.1(a) shall be made in U.K. sterling (using the mid-point of the closing spread of the FRF/U.K. sterling spot rate as shown in the Financial Times on the Business Day prior to Completion) by the Vendor to the Purchaser by banker's draft in favour of the Purchaser on the fifth Business Day following the final determination of the Final Accounts pursuant to clauses 3.3 to 3.10.
3.11.2 Payments of the aggregate amount (if any) referred to in clause 3.2.1(b) shall be made in US$ (using the mid point of the closing spread of FRF/US$ spot rate as shown in the Financial Times on the Business Day prior to Completion) by the Purchaser by banker's draft in favour of the Vendor on the fifth Business Day following final determination of the Final Accounts pursuant to clauses 3.3 to 3.10.
3.12 On Completion the Purchaser shall pay US$1,275,000.00 into an interest bearing account ("the Escrow Account") in the joint name of the Purchaser's Solicitors and the Vendor's Solicitors with The Royal Bank of Scotland plc.
The amount standing to the credit of the Escrow Account from time to time
("the Escrow") shall be retained in the Escrow Account on the terms of a letter made between the Purchaser and the Vendor in a form to be agreed ("the Escrow Account Letter") and payments shall be made from the Escrow Account in accordance with the provisions in this clause 3.12 as follows:
      (a) subject to any deductions in accordance with the provisions of this clause 3.12 and subject to any delay required to complete the claims procedure in relation to any Relevant Claim set out in this clause 3.12 below:
            (i) on 31 March 2000, the amount of the balance remaining in the Escrow Account in excess of US$637,500; and
            (ii) on 30 September 2000 ("Payment Date") the balance then remaining in the Escrow Account;
                   shall be paid to the Vendor;
      (b) in the event that the Purchaser notifies the Vendor of any Relevant Claim under this Agreement prior to the Payment Date, the following provisions shall apply:
            (i)    in the event that prior to the Payment Date:
                   (aa) it shall be finally determined that the Vendor shall be liable (in whole or in part) in respect of such Relevant Claim; or
                   (bb) the Vendor agrees in writing that it is liable (in whole or in part) in respect of such Relevant Claim but the Vendor has not discharged the amount so due in respect of such Relevant Claim;
                   there shall be paid to the Purchaser from the Escrow Account immediately on such determination or agreement a sum equal to the amount of the liability of the Vendor so determined or agreed in respect of such Relevant Claim and such sum so paid to the Purchaser shall be deducted from any subsequent payments otherwise due to be made to the Vendor pursuant to sub-clause (a) above;
            (ii) in the event that prior to the Payment Date a Relevant Claim under this Agreement shall have been notified in writing to the Vendor in respect of which no such final determination and/or agreement as referred to in sub-clause b(i) above has been made then an amount equal to the amount of such Relevant Claim (and where such Relevant Claim has not been quantified then an amount equal to the Purchaser's reasonable and bona fide estimate of such Relevant Claim) shall, subject to clause 6.12, be retained in the Escrow Account (notwithstanding that any such amounts may otherwise save but for the operation of this sub-clause be payable to the Vendor in accordance with the other provisions of this clause 3.12) until such time as a determination and/or agreement is made in relation to such Relevant Claim or such Relevant Claim is withdrawn by the Purchaser. Any excess over the amount of the Relevant Claim otherwise due to be paid to the Vendor in accordance with the other provisions of this clause 3.12 shall be paid to the Vendor in accordance with the provisions of this clause.

                   Thereafter, in the event of or to the extent of any determination and/or agreement in relation to the Relevant Claim in favour of the Vendor or in the event that such Relevant Claim is withdrawn by the Purchaser, to the extent that the amount of such Relevant Claim determined in favour of the Vendor would otherwise already have been paid to the Vendor pursuant to the other provisions of this clause 3.12 (but for the operation of the provisions of this sub-clause), a sum equal to such amount shall be paid to the Vendor from the Escrow Account immediately on such determination and/or agreement or withdrawal and any balance shall be payable in accordance with the other provisions of this clause 3.12. In the event of or to the extent of any determination and/or agreement in relation to the Relevant Claim in favour of the Purchaser then there shall be paid to the Purchaser from the Escrow Account immediately on such determination or agreement an amount equal to the amount determined or agreed to be paid to the Purchaser in respect of the Relevant Claim and any such sum so paid to the Purchaser shall be deducted from payments which would otherwise already have been made to the Vendor pursuant to the other provisions of this clause 3.12 (but for the operation of the provisions of this sub-clause) and as required from any subsequent payments to be made to the Vendor pursuant to the other provisions of this clause 3.12;
      (c) if at any time the amount of the Escrow is less than any amount agreed or finally determined to be paid to the Purchaser from the Escrow Account or to be deducted from any amount due to the Vendor from the Escrow Account in accordance with the terms of this Agreement then the whole of the Escrow shall be paid to the Purchaser towards satisfaction of the Relevant Claim so agreed or determined to be paid to the Purchaser. For the avoidance of doubt the payment of any sums to the Purchaser from the Escrow Account towards satisfaction for such Relevant Claim shall not in any way prejudice or affect any other rights or remedies of the Purchaser for the purpose of recovering any amount due from the Vendor in respect of any such Relevant Claim to the extent not satisfied by payment/s made out of the Escrow Account;
      (d) for the purposes of this Agreement any Relevant Claim shall be deemed to be finally determined if and when determined by an expert duly appointed in accordance with the terms of this Agreement or by a court of competent jurisdiction from which there is no appeal or from whose judgement the Vendor or the Purchaser (as the case may
            be) do not appeal (within the period in which any appeal may properly be brought);
      (e) save as otherwise provided, whenever monies are released from the Escrow Account to either the Purchaser or the Vendor the interest which has at that time accrued on the Escrow shall be released to the Vendor;
      (f)   all monies to be paid to the Vendor from the Escrow Account pursuant to this clause 3.12 shall be paid to the Vendor's Solicitors by telegraphic transfer to Clifford Chance Client US Dollar Account, HSBC, Poultry and Princess Street, London EC2, Sort
            Code: 40-05-30, Account No: 70881020, Ref: S1075/133/MER/RBB, Swift
            Code: MIDLGB22 and evidence of such transfer shall be a good discharge for the payment thereof; and
      (g) all monies to be paid to the Purchaser from the Escrow Account pursuant to the this clause 3.12 shall be paid to the Purchaser's Solicitors by telegraphic transfer to S J Berwin & Co Client Account, Barclays Bank PLC, 8/9 Hanover Square, London W1A 4ZW,
            Sort Code: 20-36-47, Account No: 10644994, Ref: 136/G8903.58 and
            evidence of such transfer shall be a good discharge for the payment thereof.
3.13 Any payment made by the Vendor in respect of any Relevant Claim made pursuant to this Agreement shall be treated by the parties as a reduction in the Consideration to the extent of such payment.
4     Conditions
4.1 Completion of this Agreement is conditional upon the following Conditions being satisfied or, in the case of 4.1(c) and (d), waived by the Purchaser, on or before the Completion Date:
      (a)   the passing of the Resolutions;
      (b)   the transfer to the Vendor (or to its nominee if it shall so direct) of the 499 shares held by Roland Esnis and the 499 shares held by Francois Domine in the capital of Twin-X with any dividends, distributions and rights declared, paid, created or arising on or after the date of this Agreement and free from all claims, charges, liens, encumbrances, options or rights of pre-emption;
      (c)   there having been no material breach of the provisions of Schedule
            4;
      (d)   the Warranty Statements being materially true and accurate as at the date hereof and as if repeated at Completion; and
      (e) no governmental, regulatory or other competition authority having statutory or regulatory competence in any jurisdiction having decided to take or initiate any action, proceeding or investigation the effect of which would be to prohibit or delay Completion beyond 15 November 1999 (or such later date as may be agreed in writing by the parties.
4.2 The Vendor shall use its best endeavours to procure the satisfaction of Conditions 4.1(a) to 4.1(d) and, in respect of Condition 4.1(a), shall use its best endeavours to provide to the Purchaser, as soon as is practicable hereafter, certified copies of irrevocable undertakings to vote in favour of the Resolutions from each member of the Vendor's board of directors and their affiliates in their capacity as shareholders of the Vendor.
4.3 In the event Completion does not occur and either of the Conditions set out at clause 4.1(a) or (b) has not, for whatever reason, been satisfied in full on or before the Completion Date (or such later date as shall have been agreed in writing between the Vendor and Purchaser) then the Vendor shall be responsible on a full indemnity basis for all reasonable legal, accountancy and other professional costs and expenses incurred by the Purchaser in connection with the preparation of this Agreement, which figure shall in any event be no more than 150,000 U.K. pounds, and this Agreement shall terminate on 15 November 1999 unless otherwise agreed by the parties.
4.4 If Completion shall have occurred the Purchaser shall have no claim under the best endeavours undertaking contained in clause 4.2 in respect of clauses
4.1 (c) and (d).
4.5 If at any time the Vendor or the Purchaser becomes aware of a fact or circumstance that might prevent a Condition being fulfilled it shall immediately inform the other party.
4.6 Unless as is otherwise required pursuant to the fiduciary duties of the directors of the Vendor, from the date hereof until Completion (or the lapse or termination of this Agreement if earlier), the Vendor shall not and the Vendor shall procure that the Companies shall not, directly or indirectly, encourage, continue, solicit, engage in discussions or negotiations with, or enter into any agreement with, any person (other than the Purchaser or its representatives), or provide any information to any potential purchaser (other than the Purchaser or its representatives), concerning any purchase or sale of shares of, or any merger, or any sale of any part of, the assets of the Companies, or engage in any similar transaction involving the Companies or their assets or encourage any third party to initiate actions to accomplish any of the foregoing. Between the date hereof and Completion (or the lapse or termination of this Agreement if earlier) the Vendor shall notify the Purchaser as soon as is reasonably practical in writing of the details of any indications of interest from any persons with respect to the foregoing of which the Vendor becomes aware.
4.7 If Completion does not occur due to a failure to satisfy condition 4.1(e) then the Purchaser shall be responsible on a full indemnity basis for all reasonable legal accountancy and other professional costs and expenses incurred by the Vendor in connection with the preparation of this Agreement, which figure shall in any event be no more than U.K. 150,000.
5     Completion
5.1 Completion shall take place at the offices of the Purchaser's Solicitors (or any other location agreed upon by the Vendor and the Purchaser) on the Completion Date.
5.2   At Completion the Vendor shall deliver (where appropriate as agent for the Companies) to the Purchaser or the Purchaser's French Counsel (as the Purchaser directs):
      (a) share transfer forms (ordres de mouvement) in respect of the Shares and the nominee shares referred to at clause 2.2 duly executed by the Vendor in favour of the Purchaser (or as it directs);
      (b)   the resignations of the Vendor as President of Strategia, Richard
            Wayne Smith, John Patrick Snyder, John Allen Brenzel and Eric
            Leroux as directors of Twinsys and Roland Esnis, Richard Wayne
            Smith and Francois Andre Domine as directors of Twin-X in a form to be agreed;
      (c) in relation to each of the Companies, a certified copy of an original K-bis extract, a certified true copy of the Companies' constitutional documents, records of the board of directors meetings, records of the shareholders meetings, shareholders' accounts ("comptes individuels d'actionnaires") and register of the share transfers;
      (d) a letter from each of the Companies' bankers advising as to the indebtedness of the Companies as at the close of business on the Business Day prior to Completion;
      (e) a certified copy of any power of attorney under which any document required to be delivered under this clause 5.2 has been executed;
      (f) appropriate written consents in connection with certain change of control provisions contained in equipment lease/rental agreements as follows: in relation to Twinsys, three such agreements entered into with Norbail Location and one such agreement entered into with EFSI and, in relation to Twin-X, five such agreements entered into with Norbail Location and two such agreements entered into with Digital;
      (g) a written agreement in a form to be agreed to be entered into between the Vendor and Twinsys terminating the arrangement whereby Twinsys pays the Vendor a monthly management fee of around US$10,597;
      (h) a written agreement in a form to be agreed terminating the arrangement whereby the Vendor invoices Twinsys certain fees due to Copex in connection with a settlement agreement dated 20 January 1998;
      (i)   the Strategia Contracts Schedule duly completed;
      (j)   an officers' certificate confirming or qualifying (as the case may be) accuracy of the Warranty, to be in a form to be agreed;
      (k)   the Escrow Account Letter;
      (l)   the Debts Transfer Agreement in the agreed form duly executed by the Vendor; and
      (m) certified copies of board or shareholder resolutions (as appropriate) of each of the Companies in a form to be agreed:
            (i) recording acceptance of the resignation from office of the directors of each of the Companies as set out in clause 5.2(b);
            (ii) revoking all existing and adopting new bank mandates in respect of all bank accounts operated by the Companies;
            (iii)  approving the transfers of the Shares and the nominee shares referred to at clause 2.2 delivered under this Agreement to the Purchaser or as it directs; and
            (iv)   recording the appointment of such persons as the directors or President of the respective Companies as the Purchaser shall nominate.
            (v)    changing the name of Strategia.
5.3   At Completion the Purchaser shall procure the delivery:
      (a) to the Vendor or the Vendor's nominee(s), by transfer of funds for same day value in such proportions as the Vendor shall determine, the aggregate sum of:
            (i)    US$5,875,000.00 less the Debts;
            (ii)   FRF5,500,000; and
            (iii) an amount equal to the Debts (being the Assignment Price as defined in the Debts Transfer Agreement) pursuant to the Debts Transfer Agreement;
      (b)   to the Escrow  Account, the sum of US$1,275,000.00; and
      (c)   of the Debts Transfer Agreement duly executed by the Purchaser.
5.4 If for any reason the provisions of clause 5.2 are not fully complied with, the Purchaser shall be entitled (in addition and without prejudice to any other right or remedy available to it) to elect:
      (a) if such non-compliance is material, to terminate this Agreement in which case the Purchaser shall not be obliged to purchase any of the Shares or pay any of the Consideration; or
      (b)   to fix a new date for Completion; or
      (c) to proceed to Completion so far as practicable, the Vendor then being obliged to use its best endeavours to perform or procure the performance of any of the outstanding provisions of clause 5.2.
5.5   If the Purchaser terminates this Agreement pursuant to clause 5.4(a), each party's further rights and obligations cease immediately, but termination does not affect a party's accrued rights and obligations at the date of termination and further does not affect:
      (a)   clause 7.1 which shall survive termination,
      (b)   the Purchaser's right to claim under the indemnity provided to it by the Vendor pursuant to clause 4.3; and
      (c) the Vendor's right to claim under the indemnity provided to it by the Purchaser pursuant to clause 4.7.
6     Warranty
6.1   The Vendor hereby:
      (a) acknowledges that the Purchaser has entered into this Agreement and agreed to purchase the Shares on the basis of the Warranty; and
      (b) warrants to the Purchaser that each and every of the Warranty Statements (which for the avoidance of doubt are contractual warranties only) are true and accurate at the date of this Agreement (except for Warranty Statements 21.2 and 21.3 which the Vendor hereby warrants are true and accurate as at the date of Completion) in all material respects, subject only to:
            (i) the matters disclosed in the Disclosure Letter provided that such matters will be treated as qualifying any Warranty Statement only to the extent that such disclosure is fair; and
            (ii) any exceptions for which express provision is made pursuant to this Agreement.
6.2 The Warranty is a separate and independent warranty in relation to each of the Warranty Statements and no Warranty Statement shall be limited by reference to any other Warranty Statement or (save as expressly stated otherwise) by the other terms of this Agreement.
6.3   No proceedings shall be commenced in respect of any Relevant Claim
(except in the case of fraud or wilful misconduct or wilful concealment and except in the case of a breach of the Warranty Statements contained in paragraph 3 of Schedule 3, when the limitations in this clause 6 shall not apply), unless notice giving reasonable details and an estimated amount of the Relevant Claim:
      (a) shall, in the case of any Relevant Claim, other than a Relevant Claim relating to taxation (pursuant to the Warranty Statements contained in paragraph 8 of Schedule 3) have been delivered to the Vendor by the Purchaser not later than 30 April 2001; and
      (b) shall insofar as such Relevant Claim relates to taxation (pursuant to the Warranty Statements contained in paragraph 8 in Schedule 3) have been delivered to the Vendor by the Purchaser not later than the end of the relevant French Statutory limitations period plus one month.
6.4 The total amount of the liability of the Vendor for claims under the Warranty shall, except in the case of fraud or wilful misconduct or wilful concealment, be limited to a sum equal to US$5,500,0000.
6.5 Each party shall immediately give written notice to the other of any fact or circumstance which results or which to their knowledge may result in any of the Warranty Statements being untrue or inaccurate or in a breach of any of the parties' respective obligations under this Agreement or under any of the documents in the agreed form entered into at the date of this Agreement, giving sufficient details of the fact or circumstance.
6.6 Save as otherwise provided in this Agreement, the rights and remedies of the Purchaser in respect of any breach of the Warranty shall not be affected by Completion or by any other event or matter whatsoever which otherwise might have affected such rights and remedies except a specific and duly authorised written waiver or release.
6.7 Any information supplied by the Companies, their officers or employees to the Vendor, its agents, representatives or advisers in connection with, or to form the basis of, the Warranty or a Warranty Statement or any matter covered in the Disclosure Letter, or for any other reason, shall be deemed not to include or have included a representation, warranty or guarantee of its accuracy by the Companies, their offices or employees to the Vendor. Any inaccuracy in any such information so supplied shall not constitute a defence to the Vendor to any claim made by the Purchaser. The Vendor agrees with the Purchaser for itself and as trustee for the Companies, their officers and employees that it waives any and all claims against the Companies, their officers or employees in respect of any information so supplied.
Notwithstanding the foregoing, the Purchaser acknowledges that the Vendor shall retain a right of action against Roland Esnis and Francois Domine solely to the extent provided for in a share sale and purchase agreement in respect of the sale of Mr Esnis' and Mr Domine's minority shareholding in Twin-X to the Vendor.
6.8 References to the awareness or knowledge of the Vendor in a Warranty Statement in Schedule 3 shall be deemed to include a warranty that the Vendor has used its best endeavours to make all reasonable enquiries of Richard Smith, James Huguenard, Paul Phillips, Roland Esnis, Francois Domine, Eric Leroux, the Vendor's French Counsel and the Vendor's Solicitors to ascertain if the relevant information is true and accurate.
6.9 If there is a breach of the Warranty the Purchaser shall not be entitled to rescind this Agreement and hereby waives all and any rights of rescission in respect of this Agreement that it may have (howsoever arising or deemed to arise) other than such rights in respect of fraud but:
6.9.1 in the case of a Relevant Claim, other than a claim relating to taxation (pursuant to paragraph 8 of Schedule 3), the Purchaser may claim for all loss suffered by it in consequence of such breach of Warranty.
6.9.2 in the case of a Relevant Claim relating to taxation (pursuant to the Warranty Statements set out in paragraph 8 of Schedule 3), the Purchaser may claim damages for an amount equal to the amount which would be necessary to indemnify the relevant Company against any liability to taxation to the extent that the liability is greater than it would have been if there had been no breach of the Warranty.
6.10 No payment shall be made by the Vendor in respect of any matter giving rise to a Relevant Claim under the Warranty unless and until the amount in respect of that Relevant Claim (when aggregated with each other Relevant Claim) shall exceed FRF1,250,000 and in such event the Vendor shall be liable only for such excess.
6.11 For the purposes of the Warranty and the Warranty Statements references to "the Company" shall be deemed to extend to each of the Companies to the effect that each of the Warranty Statements shall be deemed to be repeated
(save where the context otherwise requires) in respect of each of the Companies as if the expression the Company had been replaced by the name of the relevant one of the Companies concerned throughout.
6.12 A Relevant Claim notified in accordance with clause 6.3 and not satisfied, settled or withdrawn is unenforceable against the Vendor on the expiry of the period of nine months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been issued and served on the Vendor.
6.13 The Purchaser shall not be entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim under the Warranty.
6.14 The Vendor shall not be liable in respect of any Relevant Claim unless the amount that would be recoverable from the Vendor in respect of such Relevant Claim exceeds FRF125,000 and the Purchaser hereby acknowledges claims of less than FRF125,000 may not be incorporated by the Purchaser for the purposes of calculating whether the hurdle referred to at clause 6.10 has been attained.
6.15 The Purchaser hereby acknowledges that as at the date hereof it is not actually aware of any specific fact or specific circumstance which results or which to its actual knowledge may result in any of the Warranty Statements being untrue or inaccurate. For the purpose of this clause 6.15, reference to the awareness of the Purchaser means that the Purchaser has used its best endeavours to make all reasonable enquiries of Peter Jakob, Peter MacLean and S J Berwin & Co.
6.16 For the purposes of a Relevant Claim made pursuant to Warranty Statement 21.2, the Purchaser hereby acknowledges and agrees that the amount of such Relevant Claim shall be limited to the Strategia Proportion of the Additional Cost.
6.17 The Vendor is not liable in respect of a Relevant Claim to the extent that the matter giving rise to a Relevant Claim is taken into account in computing the amount of the Reserve or other allowance, provision of reserve in the Final Accounts.
6.18 The Vendor is not liable in respect of a Relevant Claim in relation to taxation:
6.18.1 to the extent that the matter giving rise to the Relevant Claim is a tax liability of the Companies arising because the Companies' aggregate assets are more than, or their aggregate liabilities are less than, were taken into account in computing the provision for tax in the Final Accounts;
6.18.2 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:
      (a) a claim, election, surrender or disclaimer made, or notice or consent given, or another thing done, after Completion (other than one the making, giving or doing of which was taken into account in computing a provision for tax in the Final Accounts or one made at the request of the Vendor) under, or in connection with, a provision of an enactment or regulation relating to tax by a company in the Purchaser's Group; or
      (b) the Companies' failure or omission to make a claim, election, surrender or disclaimer, or give a notice, or consent or do another thing, under, or in connection with, a provision of an enactment or regulation relating to tax after Completion, the anticipated making, giving or doing of which was taken into account in computing the provision for tax in the Final Accounts.
6.19  Where an amount of tax paid by the Companies has resulted in a Relief
(the "Relevant Relief") and the Vendor has made a payment to the Purchaser in respect of the tax in satisfaction of a Relevant Claim, the Purchaser shall pay to the Vendor an amount equal to the amount by which the Companies' tax liability is to be reduced as a result of use of the Relevant Relief within five Business Days after the last date (without incurring penalties or interests) on which the Companies' would otherwise be liable to make a payment of tax provided that the Purchaser shall not be obliged to ensure that the Companies use the Relevant Relief in preference to any other Relief.
6.20  If and to the extent that:
6.20.1 any expenditure by the Companies has been treated as deductible or allowable for tax purposes in the Final Accounts and is set out in the Final Accounts; and
6.20.2 a Relevant Claim arises because such expenditure, provision or reserve, or a part of it, is not deductible or allowable in respect of the accounting period in which it was treated as deductible or allowable, but it is deductible or allowable in another accounting period, the value to the Company of the deduction or allowance obtained in the relevant accounting period in respect of the expenditure, specific provision or specific reserve whether by way of reduced tax liability, an amount used for group relief surrender or otherwise is to be treated as a "Benefit" for the purposes of 6.22.
6.21  If and to the extent that:
6.21.1 any income, profit or gain of the Companies not received by the Companies is found to be subject to tax;
6.21.2 the tax gives rise to a Relevant Claim; and
6.21.3 the Companies subsequently actually receive the income, profit or gain and it is not subject to tax, the amount of tax which would otherwise have been payable in respect of the income, profit or gain is to be treated as a "Benefit" for the purposes of paragraph 6.22.
6.22 If the Vendor has made a payment to the Purchaser in satisfaction of a Relevant Claim of a type mentioned in paragraph 6.20 or 6.21, the Purchaser shall pay the Vendor an amount equal to any Benefit provided such payment of Benefit shall not exceed the amount paid by the Vendor.
6.23 Nothing in this clause 6 restricts or limits the Purchaser's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.
6.24 If the Purchaser becomes aware of any one matter that may give rise to a Relevant Claim or a claim referred to in clause 6.25, the Purchaser:
6.24.1 shall as soon as reasonably practicable notify the Vendor of the matter;
6.24.2 shall and shall procure that the Companies shall provide to the Vendor and its advisers reasonable access to premises and personnel and to relevant assets, documents and records within the power or control of the Purchaser or the Companies for the purposes of investigating the matter enabling the Vendor to take the action referred to in clause 6.24.3;
6.24.3 shall and shall procure that the Companies shall take any action and institute any proceedings and give any information or assistance as the Vendor reasonably requests to dispute, resist, appeal, compromise, defend, remedy or mitigate the matter;

provided always that, unless the provisions of clause 6.25 apply, the Vendor shall indemnify the Purchaser for all costs and expenses of whatever kind incurred as a result of such a request by the Vendor.
6.25  Notwithstanding the fact that any relevant disclosures may be contained in the Disclosure Letter in relation to the following matters, the parties hereby confirm that the following provisions shall apply in respect of such matters:
      (a)   in the event that the monthly management fee (in the period from its commencement and Completion) charged by the Vendor to Twinsys (which the Vendor hereby acknowledges is the only such management fee charged by it to any of the Companies) of around US$10,597.00 is challenged by any taxing authority, the Vendor and Purchaser hereby agree that they shall each pay half of such tax (and any associated interest or penalties) claimed by such taxing authority and paid by the Companies;
      (b) subject to clause 6.26, the Vendor hereby indemnifies the Purchaser in respect of any penalty payment payable by Strategia pursuant to a penalty clause provision contained in the Contracts with Conseil General de Loire Atlantique and CANSSM;
      (c) pursuant to any penalty clause contained in any other Contract apart from those set out at sub-paragraph (b) above, where any customer has made a claim or has provided a notice to Strategia of any event that may lead to a claim being brought by such customer then:
            (i) if such claim or notice has occurred in the period between the commencement of such Contract and Completion then the Vendor hereby undertakes to make an appropriate accrual in the Draft Accounts and in the Final Accounts in respect of such claim; and
            (ii)   if such claim or notice occurs after Completion then,
                   subject to clause 6.26, the amount of such penalty shall be payable equally as between the Vendor and the Purchaser.
6.26 For the purposes of clause 6.25(b) and 6.25(c)(ii), the Vendor shall not be liable to make any payment to the Purchaser unless the amount of such penalty exceeds the aggregate amount of (a) the amount by which Revenue Not Yet Recognised exceeds Labour Costs and (b) the amount of the Reserve.
7     Non-disclosure of information and restrictions
7.1 The parties hereby agree to keep secret and confidential and not to use, disclose or divulge to any third party or enable or cause any person to become aware of any confidential information including but not limited to intellectual property (whether owned or licensed), inventions, know-how, lists of customers, reports, notes, memoranda and all other documentary records or their business affairs, finances, suppliers, customers or contractual or other arrangements:
      (a)   in respect of the Vendor, relating to any of the Companies; and
      (b)   in respect of the Purchaser and the Guarantor, relating to the
Vendor.
7.2 The restrictions contained in clause 7.1 shall not apply to any confidential information which:
      (a)   is required to be disclosed by law, by a rule of a stock exchange on which a party's shares are listed or traded, by a governmental authority or an order of a court or tribunal of competent jurisdiction (provided that so far as is reasonably practicable the other party is given prior written notice of such intended disclosure); or
      (b) comes into the public domain otherwise than as a result of its wrongful disclosure by the parties.
7.3 To ensure that the Purchaser receives the full benefit of the goodwill of the business of each of the Companies, the Vendor hereby undertakes that it will not, and the Vendor will procure that no other member of the Vendor's
Group shall, for a period of two years from Completion in connection with the Restricted Activities either alone or together with or as agent, officer or employee of any other person, firm or company or through the medium of any company directly or indirectly:
      (a) solicit, interfere with or attempt to entice away from any of the Companies any person who is at the date hereof or was within the previous 12 months an employee or agent of any of the Companies, or who is reasonably considered by the Purchaser to be or have been a regular client or customer of or supplier to the Companies on the date of this Agreement or during the 12 months immediately preceding the date of this Agreement; or
      (b) interfere or attempt to interfere with the supply or continued supply of goods or services to or by the Companies; or
      (c) carry on or be engaged, concerned, interested or hold shares or other securities in any company or businesses (save for the ownership for investment purposes only of not more than 5 per cent. of the issued ordinary shares of any company whose shares are listed on a recognised stock exchange) which compete with the Restricted Activities in France.
7.4 Each of the restrictions contained in each paragraph of clause 7.3 is a separate and distinct restriction and is to be construed separately from the other restrictions. The Vendor acknowledges that the restrictions are reasonable when taken together as well as individually, that the duration, extent and application of each restriction are no greater than is necessary for the protection of the goodwill of the businesses of the Companies and that the consideration paid by the Purchaser for the Shares takes into account and provides adequate compensation for the restraints and restrictions imposed. Should any restriction be found to be void or unenforceable without the deletion of some part of it or the reduction in area or duration specified, that restriction shall apply with such modification as may be necessary to make it valid.
7.5   The parties agree that the benefit of the covenants and undertakings given in this clause shall be assignable in whole or in part by the Purchaser to and become enforceable by any of the Companies and any subsidiary or holding company of any of the Companies or the Purchaser which from time to time is the holder of any of the Shares, save that should such assignee cease to be a subsidiary or holding company of the Purchaser or any subsidiary of any such holding company the benefits of the covenants and undertakings referred to in this clause shall cease in respect of such assignee.
7.6 After Completion, the Vendor shall not and the Vendor shall procure that each member of the Vendor's Group shall not without the Purchaser's express agreement hold itself or himself out as being interested in or in any way connected (other than as a matter of historic fact) with the Companies or any of them or permit any person to hold out the Vendor or any other member of the Vendor's Group as being so interested.
8     Use of name
8.1 From Completion, the Purchaser shall have all of the Companies' rights to use the names Twinsys and Twin-X as part of the Companies' names and the Vendor undertakes with the Purchaser for itself and as trustee for the Companies not to use as a corporate or trading name any name which is or might be likely to be confused with the names Twinsys and/or Twin-X.
8.2 The Purchaser agrees and the Guarantor agrees to procure to change the name of Strategia as soon as reasonably possible following Completion and undertakes with the Vendor not to use as a corporate or trading name any name which is or might be likely to be confused with Strategia.
9     Guarantee
9.1 In consideration of the Vendor entering into this Agreement with the Purchaser, the Guarantor hereby irrevocably and unconditionally, as a primary obligor, undertakes and guarantees the full, prompt and complete performance by the Purchaser, of all its obligations under this Agreement and the due and punctual payment of all sums now or subsequently payable.
9.2 The Guarantor's obligations under this clause 9 are primary obligations and not those of mere surety. The Guarantor's obligations are continuous obligations and are not satisfied, discharged or affected by an intermediate payment of settlement of account by, or a change in the constitution or control of, or insolvency of or bankruptcy, winding up or analogous proceedings relating to the Purchaser.  If any obligation of the Purchaser is void, voidable or unenforceable for any reason, the Guarantor's obligations under clause 9 are unaffected and the Guarantor shall perform the Purchaser's obligations as if it was primarily liable for their performance.
10    General
10.1 The waiver by any party of any right or breach, default or omission by another party of any of the terms of this Agreement or any of the agreements in the agreed form shall not take effect unless in writing and, unless specifically so stated in writing, shall not constitute a continuing waiver of the right waived or apply to, or operate as a waiver of, any other breach, default or omission and any forbearance in enforcing any right shall not constitute a waiver.
10.2 No party shall divulge to any third party (other than their respective professional advisers bankers or insurers each party agreeing to procure the adherence of said professional advisers to the terms of this clause), any information regarding the terms of this Agreement or any matters contemplated by this transaction or make any announcement relating to it without the prior agreement (not to be unreasonably withheld or delayed) of the other parties save to the extent that such announcement is required by London Stock Exchange Limited, the UK Inland Revenue, the French Treasury, the Securities and
Exchange Commission and the American Stock Exchange and/or a court of competent jurisdiction or is required by law or is necessary to enforce the parties' rights under or in respect of this Agreement, in which event the other parties shall so far as is reasonably practicable be given prior written notice of such intended announcement. Any announcement shall in any event but save as required as specified above be made or issued only in a form approved by the other party (such approval not to be unreasonably withheld or delayed).
10.3 The Vendor shall ensure that the Purchaser and its auditors are given on reasonable notice and in office hours reasonable access to all accounting and other records of the Companies and any other facilities and information regarding the business, assets, liabilities, contracts and arrangements of the Companies (for the purposes of this clause 10.3 and clause 10.4 only "the Records") which the Purchaser may reasonably request and which are within the possession or the control of the Vendor and the Vendor hereby undertakes to retain all such information in their possession and control for a period of six years following the date hereof. The Purchaser shall and shall procure that the Purchaser's auditors shall, to the extent that the Records do not relate to the Companies, keep such records and their contents confidential.
10.4 The Purchaser shall and shall ensure that the Companies shall preserve the Records for a period of six years following the date hereof and shall give access to and copies of such Records to the Vendor to the extent such disclosure is reasonably required by the Vendor.
10.5 Each party shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with the preparation, negotiation, execution and completion of this Agreement.
10.6 This Agreement, together with any document expressly referred to in any of its terms, contains the entire agreement between the parties relating to the subject-matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement. The Purchaser acknowledges that it has not relied on or been induced to enter into this Agreement (or any other document referred to in it) by a representation other than those set out in this Agreement. The Vendor is not liable to the Purchaser (in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) for a representation that is not set out in this Agreement. Nothing in this clause shall affect the Vendor's liability in respect of any fraud, wilful misconduct or wilful concealment.
10.7 The parties hereby undertake with each other to do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be reasonably necessary fully and effectively to vest in each party the respective benefits of this Agreement including, for the avoidance of doubt, the legal and beneficial ownership of the Shares in the Purchaser and, pending such vesting, the Vendor shall hold such Shares and benefits in trust for the Purchaser and shall receive all monies in connection therewith as trustee of the Purchaser and shall account to the Purchaser forthwith on receipt.
10.8  Any notice:
      (a)   must be in writing and must be given:
            (i) in the case of the Vendor to Richard Smith at PO Box 37144, Louisville, Kentucky 40233-7144, fax 00502 426 2662;
            (ii) in the case of the Purchaser, to Peter Jakob at the Purchaser's address set out in this Agreement, fax: (44)193 284 0464; and
      (b) unless there is evidence such notice has been received earlier will be effectively served:
            (i) on the day of receipt where any hand-delivered letter or any telefax message is received on a Business Day before or during normal working hours; or
            (ii) on the following Business Day, where any hand-delivered letter or any telefax message is received either on a Business Day after normal working hours or on any other day; or
            (iii) on the seventh Business Day following the day of posting of any letter sent by first class mail postage prepaid or sent by air mail.
10.9 This Agreement and all documents supplemental thereto are governed by and are to be construed in accordance with English law.
10.10 The parties accept the non-exclusive jurisdiction of the appropriate court of law in England in relation to all matters, claims and disputes arising out of or in connection with this Agreement and of the documents in the agreed form.
10.11 Any provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.
10.12 This Agreement may be executed in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.
10.13 The benefit of this Agreement may be assigned in whole but not in part within the Purchaser's Group or the Vendor's Group respectively with the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

                                  SCHEDULE 1
                                    Part 1
                      Particulars of Strategia Europe SAS
Number:                             Paris: B413599010
Registered Office:                  39-43 Quai Andre Citroen, 75015 Paris,
                                    France
Share capital:                      FRF2,000,000 divided into 20,000 shares
                                    of FRF100 each
Shareholders and shareholdings:     Strategia Corporation - 19,999 shares of
                                    FRF100 each
                                    Twinsys - 1 share of FRF100*
President:                          the Vendor
Auditors:                           Ernst & Young
Charges:                            None










































                                    Part 2
                    Particulars of Twinsys Dataguard SA
Number:                             Paris: B400265492
Registered Office:                  39-43 Quai Andre Citroen, 75015 Paris,
                                    France
Share capital:                      FRF1,500,000 divided into 15,000 shares of
                                    FRF100 each
Shareholders and shareholdings:     Strategia Corporation - 14,981 shares of
                                    FRF100 each
                                    Richard Smith - 6 shares of FRF100 each*
                                    John Snyder - 6 shares of FRF100 each*
                                    John Brenzel - 6 shares of FRF100 each*
                                    Eric Leroux - 1 share of FRF100*
Directors:                          John Snyder
                                    Richard Smith
                                    John Brenzel
                                    Eric Leroux
President:                          Eric Leroux
Auditors:                           Ernst & Young
Charges:                            None





































                                    Part 3
                            Particulars of Twin-X SA
Number:                            Paris: B408615847
Registered Office:                 39-43 Quai Andre Citroen, 75015 Paris,
                                   France
Share capital:                     FRF250,000 divided into 2,500 shares of
                                   FRF100 each
Shareholders and shareholdings:    Twinsys 1,499 - shares of FRF100 each
                                   Roland Esnis - 499 shares of FRF 100 each
                                   Francois Domine - 499 shares of FRF 100 each
                                   Richard Smith - 1 share of FRF100*
                                   Valerie Potherat Enis - 1 share of FRF100*
                                   Paule Jurville Domine- 1 share of FRF100*
Directors:                         Roland Esnis
                                   Francois Domine
                                   Richard Smith
President:                         Roland Esnis
Auditors:                          Ernst & Young
Charges:                           None






































                                  SCHEDULE 2
                               The Properties
                           Description of Lease(s)
1. Premises at 2 rue du Docteur Lombard, 92130 Issy des Molineaux, more particularly described in a bail commercial dated 9 October 1998 made between Prebail Enterprise (1) and Twinsys (2).
2. Premises at 39-43 Quai Andre Citroen, 75015 Paris, France, more particularly described in a bail commercial dated 23 September 1997 made between AGF Assurances (1) and Twinsys (2) (803 square metres and 6 parking spaces).
3. Premises at 30-43 Quai Andre Citroen, more particularly described in a Convention d'Occupation precaire dated 13 April 1994 made between AGF Assurances (1) and Twinsys (2) (79 square metres and 2 parking spaces).












































                              SCHEDULE 3
                         Warranty Statements
1     Information, formal and legal
1.1 The information contained or referred to in the Introduction and Schedules 1 and 2 is true, and accurate.
1.2 Since incorporation the Company has not had a subsidiary or an associated company.
1.3 So far as the Vendor is aware, all statutory, municipal, governmental, court and other requirements applicable to the formation, continuance in existence, creation and issue of securities, management, property or operations of the Company, and all material licences and consents (including planning consents) involved or that should be involved in the carrying on of the business of the Company, have been obtained and complied with in all respects and the Vendor has not been notified of any contemplated revocation of any such licence or consent.
1.4 The statutory books and books of account of the Companies are duly entered up and maintained in accordance with all legal requirements applicable thereto. All such books, which are its property are in its possession or under its control and all accounts, documents, returns and forms required to be delivered or made to the Trade and Companies Registry have been duly and correctly delivered or made.
1.5 So far as the Vendor is aware the Company has not committed and is not liable for any criminal, illegal, unlawful, ultra vires or unauthorised act or statutory duty and the Company is not in violation of, or default with respect to, any statute, regulation, order, decree or judgement of any court or central or local government agency of France or any foreign country which has or is likely to have a material adverse effect upon the assets or business of the Company.
1.6 Copies of the Company's constitutional documents provided to the Purchaser by the Vendor are true and accurate.
1.7 In the past 24 months the Company has not done any material act or thing or engaged in any material activity or incurred any debts and liabilities otherwise than in the ordinary course of the business carried on by it at the date of this Agreement.
1.8 The Company does not trade nor has it traded under any name other than its corporate name.
2     Capital, distribution, contracts and liabilities
2.1 The Company has no Loan Capital outstanding and since the Accounts Date no loan or share capital of the Company has been put under option or agreed to be issued or to be put under option and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or Loan Capital and/or the issuance of securities which entitle the holder to a share of the profits or to the voting rights of the Company.
2.2   The Company has not at any time:
      (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or
      (b) directly or indirectly provided any financial assistance (as referred to in article 217.9 of the Law on French Commercial Companies) for the purpose of the acquisition of shares of the Company or of any holding company of the Company or for the purpose of reducing or discharging any liability incurred in any such acquisition; and
      (c) capitalised or agreed to capitalise in the form of shares, debentures or any other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolutions to do so.
2.3 There is not outstanding any indebtedness or other liability (of whatsoever nature, whether actual or contingent) owing:
      (a)   by the Company to the Vendor or to any member of the Vendor's
            Group or to any director or employee of the Vendor's Group or to the Company by the Vendor or by any member of the Vendor Group or by any director or employee of the Vendor's Group save for remuneration accruing under contracts of employment and expenses in the ordinary course;
      (b)   to the Company by the Vendor or any member of the Vendor's Group or by any such director or former director or by any person connected with the Company or with any member of the Vendor's
            Group or with any such director or former director; or
      (c) by the Company to any person in connection with the Commercial Court of Nanterre Judgement of 5 February 1995 organising the transfer of the "Twinsys" and DKI business to Twinsys Dataguard or in or around 1995.
2.4 So far as the Vendor is aware, there are no existing contracts to which the Company is a party and in which the Vendor or any of the Vendor's Group or any director of the Company or any person connected with any of them is interested.
2.5 The Company does not have one customer that is responsible for in excess of 10% of the Company's turnover in the current financial year or one supplier that supplied in the current financial year in excess of 10% of the Company's supplies (as quantified by payments to all suppliers in that year) and no material customer of such supplier to the Company is a member of the Vendor's Group or a director, shareholder or consultant (or independent contractor providing the services of any such persons) of the Vendor or connected with a member of the Vendor's Group or any such director, shareholder or consultant (or independent contractor providing the services of any such persons).
2.6   Other than in the ordinary course of business, the Company has not in the past 12 months:
      (a) received notice of any amendment to the prices or other terms of any contract with any supplier which accounts for in excess of 10% the Company's supplies in the current financial year (as quantified by payments to all suppliers in that year) or any customer that is responsible for in excess of 10% of the Company's turnover in the current financial year; or
      (b) received from the parties to any such customer contract or such supplier contract, any notice of intention to terminate any of such contracts prior to their contractual termination date.
2.7 At Completion the Company shall have in its control or possession true and complete copies of its current written contracts with customers.
2.8 The Company does not have outstanding in relation to the business of the Company any commitment to obtain or supply goods or services exclusively from or to any person.
2.9   So far as the Vendor is aware:
      (a) the Company is not in material breach of any of its contracts with customers or suppliers;
      (b)   the Company has received no notice alleging that it is in breach of any such contracts; and
      (c) no counterparty to any of such contracts is in breach of any of such contracts.
2.10  The Company is not a party to any contract or other arrangements
(whether in respect of capital expenditure or otherwise) which is:
      (a) of an unusual nature having regard to the usual practice of the Company prior to the date hereof;
      (b) dependent on the guarantee or security of any party other than the Company;
      (c) a contract or other arrangement requiring the Company to pay any royalty, commission or like payment; or
      (d) a contract for or arrangement or understanding relating to the supply of goods and/or services by or to the Company (whether or not legally enforceable) under or in relation to which retrospective or future discounts, price reductions or other incentives have been or are or are proposed to be given by or to the Company or by or to any other person.
3     The Shares
3.1 The Vendor is the legal and beneficial owner of the Shares and is entitled to sell such shares with full title guarantee.
3.2   There is no pledge, lien, option, warrant, charge or encumbrance on, over or affecting any of the Shares, no agreement to create such pledge, lien, option, warrant, charge or encumbrance has been made and no claim has been notified to the Vendor that any person is entitled to any such pledge, lien, charge or encumbrance.
4     Accounts
4.1   The Accounts and the Management Accounts were prepared in accordance with accounting principals generally accepted in France, applied on a consistent basis with prior periods, and are true and accurate and provide a fair image of the financial position of the Company as of the relevant dates and the results of its operations and changes in financial condition for the periods then ended.
4.2 Since 1 January 1999 to the date of this Agreement, the Company has conducted its business (including the payment of its creditors) in the ordinary course of their business and in substantially the same manner as previously conducted.
4.3   The Accounts reflect, to the extent compulsorily required by French
GAAP, all contingent and disputed liabilities of the Company as at the
Accounts Date.
4.4 The Company is not bound by an off-balance sheet undertaking (ie "engagement hors bilan").
4.5   As far as the Vendor is aware no debt owing to the Company is subject to any set-off or counter-claim.
4.6   None of the book debts of the Company have been outstanding for more than two months from their due dates for payment and the Vendor have received no notice that such debts have not realised or will not realise in the normal course of collection their full value (whichever is the highest) as included in the books of the Company.
4.7 As far as the Vendor is aware, the Shareholder Loans (as defined in the Debts Transfer Agreement) represent binding and valid obligations of the relevant Company at the date of this Agreement and no levy, tax or any withholding tax in respect of such Shareholder Loans in the period prior to Completion will impair recovery of the Shareholder Loans by the Purchaser.
5     Business and Trading
5.1   Since the Accounts Date:
      (a) the Company has carried on its business in the ordinary course and so as to maintain it as a going concern;
      (b)   the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any asset or assumed or acquired any material liability (including any contingent liability) except at a value and on terms determined on an arm's length basis;
      (c) the Company has paid its creditors in accordance with its normal practice;
      (d) the Company's business and turnover (excluding seasonal variations) has not deteriorated or been adversely affected to a material extent by any act or omission of the Company or by the loss of any material customer or supplier and the Vendor is not aware of any facts likely to give rise to any such loss or factor having or likely to have such effect;
      (e) no dividend has been declared, made or paid to the members of the Company;
      (f) no change has been made in the emoluments or other terms of employment of any of the Company's employees who are in receipt of remuneration in excess of FRF 300,000 per annum or of any of the Directors and the Company has not paid any bonus of any kind to any such employee or any Director;
      (g)   as far as the Vendor is aware, all material amounts received by the Company have been paid into the relevant bank account and appear in the appropriate books of account;
      (h) the Company has not repaid or so far as the Vendor is aware become liable to repay any loan, Loan Capital or other debenture by reason of its default (and no notification has been received since the Accounts Date that any such liability has arisen for any other reason) or (except in the ordinary course of business or for payments in reduction of bank overdrafts) borrowed any money;
      (i) except for discounts applied for payments made in advance, no debtor has been released by the Company for less than the book value of any debt and no debt owing to the Company has been deferred, subordinated or written off or has proved to be irrecoverable to any extent;
      (j) no material commission has been paid and no material discount has been allowed by the Company at a rate or otherwise on terms different from those upon which commissions and discounts were paid or allowed for in the accounting period ended on the Accounts Date; and
      (k)   there have been no significant changes in the outstanding
            financial position of the Company that have had or are likely to have a material adverse effect on the financial position of the Company.
5.2 All the Company's material assets (being assets of a value of FRF100,000 or more) and all debts due to it which are included in the Accounts or have otherwise been represented as being the Company's property at the Accounts
Date (save for any property subsequently disposed of or realised in the ordinary course of the business carried on by the Company) are its absolute property (being property which is not the subject of any encumbrance (excepting only liens, arising in the normal course of trading) or the subject of any factoring arrangement, hire-purchase, retention of title, conditional sale or credit sale agreement) ("Absolute Property") and all such material assets and debts and all material assets and debts which have subsequently been acquired or have arisen since the Accounts Date are now the Company's Absolute Property.
5.3 So far as the Vendor is aware, the Company holds all the permits necessary from the French authorities to conduct its business (including employment on Sundays and overnight).
6     Stocks, assets and insurance
6.1 The Company owns or has on lease or hire purchase or contract hire the motor vehicles the make, model and registration number and driver of which are set out in the Disclosure Letter by reference to this Warranty Statement.
6.2 All computer hardware equipment, plant, machinery, vehicles and other equipment owned or used by the Company is in the reasonable opinion of the Vendor adequate for the continued operation by the Purchaser of the business of the Company and are in the reasonable opinion of the Vendor adequate to service all of the contracts for the supply of services by the Company to customers including in respect of disc and memory size required for the proper conduct of the business of the Company.
6.3   All computer equipment, plant and machinery, vehicles and other equipment owned or used by the Company is in good working order and has been maintained and none is, in the reasonable opinion of the Vendor, in need of renewal or replacement.
6.4 Maintenance contracts are in full force and effect in respect of all assets which the Company is obliged to maintain or repair under any leasing or similar agreement and in respect of all assets which in the reasonable opinion of the Vendor it is necessary to have maintained by outside or specialist contractors.
6.5   Other than complaints in the ordinary course of business, the Company has not received notice in the past 12 months that it is in breach of any of its contracts with material customers.
6.6 There has been no exercise or purported exercise of, or any claim for, any charge, lien, encumbrance or equity over any of the fixed assets of the Company which is still outstanding.
6.7 In respect of all insurances relating to the business of the Company as at the date of this Agreement:
      (a)   all premiums have been duly paid to date;
      (b) all the policies are in full force and effect and to the Vendor's knowledge are not voidable on account of any act, omission or non-disclosure on the part of the insured party;
      (c)   particulars and copies of policies are contained in and attached to the Disclosure Letter;
      (d) so far as the Vendor is aware there are no specific facts or circumstances which would or are likely to give rise to any claim and no insurance claim is outstanding; and
      (e)   all policies are held in the name of the Company.
7     Sale of the Shares
7.1   As a result of the acquisition of the Shares by the Purchaser:
      (a) no material supplier of the Company (being a supplier which supplied in the current financial year in excess of 10% of the Company's supplies as quantified by payments to all suppliers in that year) has an express contractual right to cease or reduce its supplies to the Company; and
      (b) no material customer of the Company (being a customer that is responsible for in excess of 10% of the Company's turnover in the current financial year) has an express contractual right to, cease dealing with or reduce the level of business done with the Company.
7.2 The execution or implementation of this Agreement and the agreements in the agreed form and compliance with the terms of this Agreement and each of the agreements in the agreed form does not and will not:
      (a) conflict with, result in the breach of or constitute a default under any obligation by which the Company is bound or any provision of the constitutional documents of the Company;
      (b)   relieve any person from any material obligation to the Company;
      (c)   result in the creation, imposition, crystallisation or enforcement of any encumbrance on any of the assets of the Company; or
      (d)   result in any present indebtedness of the Company becoming due, or so far as the Vendor is aware capable of being declared due, and payable prior to its stated maturity save as contemplated by this Agreement.
7.3 No person is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares.
8     Taxation and tax returns

      Tax returns
8.1 Since incorporation, the Company has within the required period duly and properly made, given or delivered all information, returns, notices, accounts and computations which ought to have been made for the purposes of taxation and all such information, returns, notices, accounts and computations supplied to any taxing authority for any purpose have been made on a consistent basis.
8.2 There is no dispute or question with any taxing authority and so far as the Vendor is aware the Company has not been the subject of any review, audit or investigation by any taxing authority and so far as the Vendor is aware, there is no fact or circumstance which is likely to give rise to any such dispute, audit, review investigation or question.
8.3 The Company has not obtained any clearances or consents from any taxing authority.

      Payment of taxation
8.4 The Company has duly paid all taxation for which it is liable to the appropriate taxing authority and whether or not such liability to taxation is or could be the subject of an appeal.
8.5 The Company is under no liability to pay any penalty, interest, supplement, fine or default surcharge in connection with any taxation.

      Payments under deduction of taxation
8.6 The Company has deducted or withheld all taxation required to be deducted or withheld from any payments made by the Company and the Company has duly complied with any obligation to account for any such taxation deducted or withheld to the appropriate taxing authority in particular without prejudice to the generality of the foregoing, social security taxes and charges (including in respect of pensions), interest, payments to subcontractors and payments in respect of patents and copyrights.
8.7 Any liability (actual or contingent) to make a payment subject to a deduction or withholding of taxation which are subject to a liability to grossing up has been disclosed to the Purchaser.

      Shares and Financing
8.8 All interest payments which the Company is under an obligation to make are deductible.
8.9 The Company has not at any time repaid or redeemed or agreed to repay or redeem any share capital or securities.
8.10 The Company has not at any time capitalised or agreed to capitalise any profits or reserves into shares or securities and has not passed or agreed to pass any resolution to do so.
8.11 The Company is not a party to a loan relationship or other debt, the repayment of which at par could give rise to a tax liability for the Company.

      Residence etc.
8.12 The Company is and always has been resident in France and is not and never has been resident for any purpose in any other country.
8.13 The Company has no permanent establishment (as defined in any relevant double taxation relief order), branch or agency or place of business outside France.
8.14 The Company is not within the charge to taxation of any nation, country, state or other political division outside France.

      Deductions
8.15 No material amount of a revenue nature which has been paid or is payable by the Company after the date of this Agreement incurred under an obligation entered into before Completion to pay is wholly or partly disallowable as a deduction, charge on income or otherwise in computing the liability of the Company to taxation.
8.16 The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit to any director, employee, former director or former employee which is not allowable as a deduction in computing the Company's liability to taxation on profits.

      Conduct of business
8.17 Since the creation of the Company, there has been no major change in the nature or conduct of any trade or business of the Company whether or not arising as a result of the transfer of assets directly or indirectly by the Company to the Vendor or to any other company under the control of the Vendor or to a connected person of any of them, and so far as the Vendor is aware no arrangements exist whereby, after Completion, any such major change shall occur.

      Capital allowances
8.18 The Company has received no grants, subsidies or other contributions in respect of assets in respect of which it may claim capital allowances.
8.19 No capital expenditure incurred or to be incurred by the Company will be deemed to be incurred on a date other than that upon which the obligation to pay the expenditure becomes unconditional.

      Allowable cost of assets for chargeable gains
8.20 The Company does not own and has not agreed to acquire any asset the consideration for the acquisition of which was or will be in excess of its market value or determined otherwise than on an arm's length basis.
8.21 No assets owned by the Company was owned by any other member of the Vendor's Group.
8.22 The Company is not and never has been the settlor, trustee or beneficiary of or otherwise interested in, any trust or settlement or foreign equivalent.

      Groups and consortia
8.23 The Company is not and has not been a member of a tax consolidation group ("groupe integre fiscalment").
8.24 The Company has not entered into any agreements or arrangements relating to group relief
8.25 There are no outstanding obligations to make or rights to receive payment in respect of surrenders of group relief.

      Recovery of tax from the Company
8.26 There is no liability to taxation for which the Company is or may be liable to be assessed or asked to account or have collected from it where such taxation is primarily chargeable against some other person or where such taxation is the joint or joint and several liability of the Company and some other person or where the taxation in question relates to any income, profits or gains earned, accrued or received by any other person.
8.27 The Company has no liability to indemnify any person in respect of taxation whether statutory or otherwise.

      VAT
8.28 The Company has complied in all material respects with all statutory provisions and regulations and notices relating to VAT and has duly paid or provided for all amounts of VAT for which the Company is or may be liable.
8.29  The Company has been duly attributed a VAT number.
8.30  All supplies made by the Company are taxable supplies.
8.31  The Company has not received any zero rated supplies for VAT purposes.

      Stamp duty, stamp duty reserve tax and capital duty
8.32 All documents in the possession of the Company or to the production of which it is entitled and which attract stamp duty capital duty or transfer duty in France or elsewhere and in the enforcement of which the Companies is interested or needs to establish title to an asset have been properly stamped.

      Anti-avoidance
8.33 No transaction has been entered into or event occurred (the main purpose or one of the main purposes of which is the avoidance of tax) in consequence whereof the Company is liable to taxation or increased taxation or to denial or reduction of a tax relief.

      Miscellaneous
8.34 The Disclosure Letter contains all material details of any reorganisation, reconstruction or amalgamation involving the Company.
8.35 The Company does not and has never carried on business in partnership, or under any joint venture agreement or arrangement and is not a member of a GIE.
8.36 The Company is not and never has been any person's agent or representative for taxation purposes.
8.37 The entry into this Agreement and/or Completion will not give rise to any actual or deemed charge to taxation on capital gains in respect of the Company.

      Taxation outside France
8.38  Paragraphs 8.1 to 8.38 of this Schedule 3 shall apply mutatis mutandis in relation to taxation outside France and accordingly any reference in those paragraphs to any form of taxation or tax relief or any statutory provision relating to taxation in France shall be deemed to include a reference to the equivalent or substantially equivalent form of taxation or tax relief or statutory provision relating to taxation in any other relevant taxing jurisdiction.
9     Employees, agents and pensions
9.1   The Employees are all the employees of the Company as at the date of this Agreement and the names, current monthly wage and other emoluments, salary review dates, age, the date of commencement their period of continuous employment with the Company, notice periods and job titles of the Employees are set out in the Disclosure Letter.
9.2 The Disclosure Letter also includes full details of all employee share schemes, employee share option schemes, profit related pay schemes or other employee benefit schemes of any kind of the Company now in force and there are no other such schemes.
9.3   There is no liability whatsoever (whether legally binding or not) to make any payment to or for the benefit of any of the Employees or the wife or widow or any other relative of any of the Employees in respect of past service or the termination of the employment of that person by way of pension contribution, pension retirement benefit or otherwise and the Company has no superannuation fund, retirement benefit or other pension schemes or arrangements to provide benefits to past or present employees or directors (or their dependants) by reason of retirement, death, disability or sickness or otherwise.
9.4 No assurances or undertakings (whether legally binding or not) have been given to any of the Employees as to the continuance or introduction or increase or improvement of any retirement, death, sickness or disability scheme.
9.5 There is no outstanding commitment (whether legally binding or not) to increase the remuneration of any Employee who is earning at the date hereof in excess of FRF300,000.
9.6   All contracts of service or consultancy or for services with directors or employees or consultants or independent contractors providing the services of individual personnel of the Company can be terminated by three months'
notice or less without liability on the Company to pay damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal, if applicable).
9.7   In the 36 months immediately prior to the date of this Agreement:
      (a)   no liability (actual or contingent) has been incurred by the
            Company for breach of any contract of service or consultancy, for redundancy payments (including protective awards), for compensation for wrongful dismissal or unfair dismissal or loss of office or for failure to comply with any order for the reinstatement or re-engagement of any officer or employee; and
      (b) no payment has been made or promised by the Company in connection with the termination, suspension or variation of any contract of service or consultancy or for services of any present or former officer or employee.
9.8 So far as the Vendor is aware the Company has in relation to each of the Employees and its former employees complied in all material respects with all material obligations imposed on it by all contracts, statutes, orders, regulations, collective agreements, awards and codes of conduct and practice relevant to conditions of service and to the relations between it and the Employees and such former employees and has in all material respects maintained adequate and suitable records regarding the service of the
Employees and such former employees.
9.9   The Company has not entered into any recognition agreement with any trades union or association of trade unions or organisation or body of employees nor has it done any act which could be construed as an act of recognition and the Company is not involved in and there are no present circumstances which are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees.
9.10 All current employee agreements in relation to employees of the Company earning in excess of FRF300,000 per annum are attached to the Disclosure
Letter.
9.11 There are no non-compete clauses contained within any of the agreements attached to the Disclosure Letter pursuant to Warranty 9.10.
9.12 The Company has acted and currently acts in conformity with the laws applicable to recourse to temporary staff, overtime staff and loan of personnel (through subcontractor agreements or otherwise).
10    Pensions
The Company has complied in all material respects with all statutory regulations in respect of employee pensions (retraite obligatoire et retraite complementaire).
11    Litigation
11.1 So far as the Vendor is aware the Company is not and no person for whose acts and defaults (and which acts and defaults are the subject of any such claim) it may be vicariously liable is at present engaged whether as plaintiff, defendant or otherwise in any legal action, proceeding or arbitration which is either in progress, or threatened (other than as plaintiff in the collection of debts arising in the ordinary course of the business carried on by it none of which exceeds FRF100,000 and which do not exceed FRF150,000 in aggregate) or is being prosecuted for any criminal offence and no written notice of any claim in damages or for an injunction has been received by the Company and no governmental or official investigation or inquiry concerning the Company is in progress or pending.
11.2  There are no circumstances known to the Vendor likely to lead to any such claim or legal action, proceeding or arbitration, prosecution, investigation or enquiry.
11.3  No distress, execution or other process has been levied in respect of the Company in the 12 months immediately prior to the date of this Agreement. There is no judgement or court order outstanding against the Company of which it has received notice.  The Company has not given any undertaking to any court, tribunal or governmental authority.
11.4 No act, transaction or omission has occurred as a result of which the Company is held liable to refund in whole or in part any investment grant (or other grant or loan received from any governmental department or agency or any local or other authority by virtue of any statute) or any such grant or loan for which application has been made by them will not be paid or will be reduced.
11.5  There are no material outstanding disputes between the Company and any of its customers or suppliers.
12    Capital commitments, unusual contracts, guarantees etc.

      The Company:
      (a) has no capital commitments which individually exceed FRF 100,000 or in aggregate exceed 200,000;
      (b) is not a party to any arrangement or commitment (in respect of capital expenditure) which is outside the ordinary course of business;
      (c) has not delegated any powers under a power of attorney (other than as an incidental part of a larger transaction) which remains in effect or has appointed any agent under an authority which has not been revoked and other than any ostensible or implied authorities to directors or employees and consultants to enter into routine contracts in the normal course of their duties;
      (d) as far as the Vendor is aware, by reason of its default has not become bound, and no person has become entitled (or with the giving of notice and/or the issue of a certificate will become entitled) to require it, to repay prior to its stipulated due date any Loan Capital or other debenture, redeemable preference share capital or borrowed money and no notice has been received since the Accounts Date of such liability having arisen for any other reason;
      (e) has not entered into, and is not subject to, any outstanding agreement which requires or confers any right to require the sale (whether for cash or otherwise) or transfer by them of any material asset; or
      (f) has not entered into, and is not subject to, an agreement or arrangement which restricts the freedom of the Company to carry on the whole or any part of the business of the Company or to use or exploit any of its assets in any part of the world in such manner as it thinks fit.
13    Borrowings and lendings
13.1 Full details of all limits on the Company's bank facilities are accurately set out in the Disclosure Letter and the total amount borrowed by the Company from its bankers does not exceed its facilities.
13.2 The Company has no limitation on its borrowing powers contained in its Articles of Association, or in any debenture or other deed or document binding on it.
13.3 The Company has not factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in statutory accounts or borrowed any money which it has not repaid.
14    Continuation of facilities
In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Company (referred to in this Warranty Statement as "Facilities"):
      (a) there are attached to the Disclosure Letter full and complete copies of all documents relating to the Facilities;
      (b) so far as the Vendor is aware, there have been no material contravention or, or material non-compliance with, any provision of any document relating to any of the Facilities;
      (c) no notice has been received that any steps to the early repayment of any indebtedness have been taken or threatened in writing;
      (d) none of the Facilities are dependent upon the guarantee or indemnity of, or any security provided by, any party other than the Company.
15    The Properties
15.1 The particulars of the Properties specified in Schedule 2 are true and accurate in all material respects.
15.2 Save as specified in of Schedule 2 the Company exclusively occupies the whole of each of the Properties shown against its name in Schedule 2.
15.3 The Company does not own or have any interest in any land or building other than the Properties, and the Company has not entered into any legally binding agreement for the purchase of any such interest.
15.4  The Company occupies and uses the Properties shown under its name in
Schedule 2 for the purpose of conducting the business of the Company only and has quiet enjoyment thereof and occupies or uses no other properties for such purpose.
15.5 So far as the Vendor is aware, all covenants, obligations, restrictions and conditions affecting the Properties or the Company as lessee have been observed and performed and all outgoings have been duly paid and all consents (where necessary) obtained and complied with and no notice of any alleged breach of such covenants, obligations, restrictions and conditions has been received and so far as the Vendor is aware, there are no circumstances now existing which would entitle the landlord of any leasehold property to exercise any power of entry upon or take possession of any property or to draw upon any rental deposit or other security available to it.
15.6 No notice, action or proceedings affecting the Properties has been served or commenced and there are no disputes concerning the Properties with any person and so far as the Vendor is aware, there are no circumstances now existing which are likely to result in any such notice, action or proceedings being served or commenced or any such dispute arising.
15.7 The Company has in its possession or under its control all documents relating to the Properties necessary to constitute proper title to the Properties.
15.8 The Properties are in good repair and condition to the extent that such repair and condition constitutes an obligation of the Company.
15.9 The Company is entitled to rights of way and rights for the supply of services and all other rights and easements sufficient for the present use of the Properties.
15.10 No lease under which the Company holds the Properties:
      (a) contains rent review provisions the operation of which would or may result in more than a current market rent being payable for that Property;
      (b) contains any provision enabling the landlord to terminate the lease prior to the term determination date.
15.11 The Company is not engaged in any negotiation for review of the rent payable under any lease under which it holds the Properties, no such negotiations have been concluded since the Accounts Date changing the rent and there are no rent reviews capable of being implemented by the landlord in respect of the period prior to completion.
15.12 There are no alterations refurbishments or renewals of the whole or any part of any of the Properties or the building or estate of which the Properties forms part which may be incurred by or charged in whole or part to the Company.
15.13 Save as specified in the Disclosure Letter and so far as the Vendor is aware, there are no other material matters which adversely affect the continued use of the Properties for the purposes of the business of the Company.
15.14 So far as the Vendor is aware, there is no actual or contingent liability on the part of the Company arising directly or indirectly out of any lease, agreement for lease, conveyance or licence or other deed including any actual or contingent liability arising directly or indirectly out of any covenant made by the Company in favour of any lessor or any guarantee given by the Company in relation to a lease or underlease.
15.15 The Company has not been given a notice to leave the Properties.
16    Environmental
16.1 As far as the Vendor is aware, the Company has obtained and is in full compliance with the terms and conditions of all Environmental Consents required in respect of the Company' activities and is in full compliance with and has no actual or contingent liability under Environmental Law.
16.2 As far as the Vendor is aware, no conditions exist on any of the Properties in respect of which the Company is or may be responsible for all or any part of the costs or expenses associated with the treatment or removal of Materials of Environmental Concern under Environmental Law.
16.3 For the purposes of the foregoing sub-paragraphs, the following definitions shall have the following respective meanings:

      Environmental Consents               any permit, license, authorisation,
                                           approval or consent required under
                                           or agreement made pursuant to any
                                           Environmental Law;
      Environmental Law                    all laws (including common laws,
                                           statutes and subordinate
                                           legislation), treaties, conventions,
                                           regulations, codes of practice or
                                           guidance notes concerning the
                                           Environment or health and safety
                                           which are or were binding upon
                                           the Company;
      Materials of Environmental Concern   any substance which may cause harm
                                           to or have a deleterious effect on
                                           the Environment; and
      Environment                          air, water, land, buildings,
                                           structures, enclosures, or other
                                           constructions, flora, fauna and
                                           humans.
17    Insolvency
17.1 No administrator, administrative receiver, receiver, manager of assets, liquidator or any other similar officer has ever been appointed in respect of the whole or any part of the assets or undertaking of the Company and no order has been made, petition presented or resolution passed for the purpose of the making of any order in relation to administration, administrative receivership, receivership, liquidation, management of assets or any other similar situation of the Company.
17.2 The Company is not insolvent (i.e. "en etat de cessation de paiements" under French law) nor unable to pay its debts as they fall due.
17.3 No voluntary arrangement or scheme of arrangement as regards its creditors has been proposed by the Directors or is in operation in relation to the Company.
17.4 The Company has not entered into any transaction with a member of the Vendor's Group nor been given a preference by a member of the Vendor's Group (as referred to in Articles 107 and 108 of Law No: 85-98 of January 25 1985 relating to bankruptcy proceedings or Article 1167 of the French Civil Code)
or which may otherwise be liable to be set aside or avoided for any reason.
18    Intangible Property Rights and Intellectual Property
18.1 The businesses of the Company and the material processes, data, material and software employed by it and the material goods and services supplied by it in France or elsewhere in the world do not so far as the Vendor is aware infringe or use or (except as set out in the Disclosure Letter) require the Company to acquire a licence under any Intellectual Property in which any other person has rights of any nature.
18.2 The Company has not granted any licences in relation to Intellectual Property and all material licences in respect of which the Company is a or the licensee , are set out in the Disclosure Letter.
18.3  No material plant or equipment, goods, services, documentation, software, data or other items used by the Company in the course of its business has been supplied under any licence or permission that provides in its terms that it will cease on any change in the control of the Company or any transfer of the legal or beneficial interest in any shares in the Company.
18.4 No Intellectual Property which the Company owns (which shall not include any licences granted to the Company) and which is, material to the business of the Company is:
      (a) so far as the Vendor is aware, being infringed, misappropriated or used without permission by any other person; or
      (b) so far as the Vendor is aware, subject to any licence, estoppel or authority or similar right in favour of any other person, except as set out in the agreements listed in the Disclosure Letter.
18.5 The Company has no registered Intellectual Property nor has the Company made any application for registration.
18.6 So far as the Vendor is aware, no other person has registered in any country any invention, topography, copyright work, design, trade or service mark or name, trade secret or know-how made, or claimed to be owned, by the Company and nothing has been notified to the Vendor in relation to an application to register the same.
18.7 So far as the Vendor is aware the licences listed in the Disclosure Letter have been entered into in the ordinary course of business, are in full force and effect and no notice has been given or received by the Company to terminate any of them and the obligations of the Company under each of the same have been materially complied with and no disputes exist in respect of any of them.
18.8 Other than to the Purchaser and to agents, employees or professional advisers of the Purchaser and the Vendor, the Company has not knowingly disclosed, or knowingly or recklessly permitted to be disclosed, or undertaken or arranged to disclose, to any person any of its know-how, trade secrets, confidential information or lists of customers or suppliers except in the ordinary course of business on terms as to the maintenance of confidentiality of the same by the disclosee.
18.9 As far as the Vendor is aware, the Company owns or has valid and enforceable licences in respect of the Intellectual Property which the Vendor reasonably believes to be necessary to operate its business.
18.10 The business is operated by the Company in full ownership. It has been duly created, purchased or contributed. The Company has not leased the business pursuant to a contract of "location-gerance or "gerance libre".
All the pledges concerning the business have been registered and are contained in the Disclosure Letter. The Company's clientele belongs to it without restrictions.
19    Competition
So far as the Vendor is aware, the Company has not done anything which, and is not a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the
Treaty of Rome; or any other French anti-trust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.
20    Authority
20.1 The Vendor has taken all necessary corporate and regulatory actions to authorise the execution, delivery and performance of its obligations under this Agreement, and no other corporate or regulatory proceedings on the part of the Vendor (save for the passing of the Resolutions) is or will be necessary to authorise such execution, delivery and performance. This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.
20.2 No other consent, appeal, authorisation or order of any court or government or local agency or body is required by the Vendor or the Company for the implementation of this Agreement.
21    Year 2000
21.1 The Company has taken all reasonable steps based on prevailing industry best practice applicable in the period prior to the date of this Agreement and on knowledge or on information known or that reasonably ought to have been known in the period prior to the date of this Agreement to determine that all hardware, software, firmware, other plant, equipment, machinery or building facilities (each a "System") used by the Company in its business meets the standards of year 2000 compliance as set out in Rules 1-4 of British Standards Institute (DISC PD 2000-1) (the "Standard") and has determined from having taken such reasonable steps that each and every System complies with the Standard.
21.2 In the period from Completion, Labour Costs shall not exceed the sum equal to Revenue Not Yet Recognised and the Reserve (such excess being the "Additional Cost").
21.3 Subject to the qualifications expressly set out in the Strategia Contracts Schedule, the information contained in or referred to in the Strategia Contracts Schedule is true and accurate and there are no other Contracts other than those listed therein.










                               SCHEDULE 4
                       Position Pending Completion
1     Except as contemplated by this Agreement, the Vendor hereby covenants with and undertakes to the Purchaser to procure that none of the Companies shall at any time prior to Completion or, if earlier, the lapse or termination of this Agreement, without the prior written consent of the Purchaser (which shall not be unreasonably withheld or delayed) or save as specifically mentioned in the Disclosure Letter:
      (a) permit or cause to be proposed any alteration to its share capital (including any increase thereof) or the rights attaching to its shares;
      (b) create, allot, issue, redeem, consolidate, convert or sub-divide any share or Loan Capital or grant or agree to grant any options for the issue of any share or Loan Capital;
      (c) subscribe or otherwise acquire, or dispose of any shares in the capital of any company;
      (d)   acquire or dispose of the whole or part of the undertaking of it or of any other person, firm or company;
      (e)   send any notice to its shareholders or pass any shareholder resolution;
      (f) save as may be required by law cease or propose to cease to carry on its business or be wound up or enter into receivership, administrative receivership or any form of management or administration of its assets or;
      (g) permit or suffer any of its insurances to lapse or do anything which would make any policy of insurance of its null or voidable;
      (h) apply or permit its directors to apply to petition to the Court for an administration order or similar order to be made in respect of it;
      (i) make any change to its auditors, its bankers or (except in the ordinary course of business) the terms of the mandate given to such bankers in relation to its account(s), or its accounting reference date;
      (j) enter into or vary any transaction or arrangement with, or for the benefit of any of its directors or shareholders or any other person who is a connected person with any of its directors or shareholders;
      (k) borrow monies (other than by way of its existing agreed overdraft facility) or accept credit (other than normal trade credit) or make payments out of or drawings on its bank accounts other than in accordance with its usual practice prior to the date of this Agreement;
      (l)   make any payment otherwise than on an arm's length basis;
      (m) (except in the ordinary course of business) enter into or give or permit or suffer to subsist any guarantee of or indemnity or contract of suretyship for or otherwise commit itself in respect of the due payment of money or the performance of any contract, engagement or obligation of any other person or body;
      (n) grant any lease or third party right in respect of any of or any part of any of the Properties or assign or dispose or deal with any of the Properties or any part of any of them;
      (o)   propose or pay any dividend or propose or make any other
            distribution;
      (p)   enter into any partnership or joint venture;
      (q) incur any capital expenditure (including obligations under hire purchase and leasing arrangements), other than in the ordinary course of business up to a total of FRF100,000;
      (r) save for normal replacement of capital assets up to a total of FRF100,000 dispose of any asset of a capital nature;
      (s) engage any employee on terms that either his contract cannot be terminated by three months' notice or less or his emoluments and/or commissions or bonuses are or are likely to be at the rate of FRF300,000 per annum or more or increase the emoluments and/or commissions or bonuses or any employee to more than FRF300,000 per annum or vary the terms of employment of any employee earning
            (or so that after such variation he will, or is likely to earn) more than FRF300,000 per annum;
      (t) vary or make any binding decisions on the terms of employment and service of any officer or of the Employees generally or increase or vary the salary or other benefits of any such officer or employee (except in accordance with his existing terms of employment), or appoint or dismiss any officer or such employee (other than a lawful summary dismissal);
      (u)   mortgage or charge or permit the creation of any mortgage or charge over the whole or any part of its assets or redeem any of the foregoing;
      (v) make any loan or give any credit (other than normal trade credit) or acquire any Loan Capital of any corporate body (wherever incorporated);
      (w) surrender or agree to any material change in the terms of any substantial agency, supply or distribution agreement to which it is from time to time a party;
      (x) (other than in the ordinary course of business) enter into any leasing, hire, hire purchase or other agreement for payment on deferred terms or any unusual or onerous contract or any other material or major or long term contract;
      (y) make any material change in its business or do any act or thing outside the ordinary course of the business carried on by it;
      (z)   institute any material litigation (save for the collection of debts arising in the ordinary course of business) or settle or compromise any claim or dispute; or
      (aa)  enter into any contract or binding commitment to do any of the acts or matters referred to in this clause 1.
2     Except as contemplated by this Agreement, the Vendor hereby covenants with and undertakes to the Purchaser to procure that prior to Completion or, if earlier, the lapse or termination of this Agreement:
      (a) Strategia shall not enter into any new contract with any customer which contains a penalty clause the effect of which new contract is to create a liability for the Company (pursuant to penalty clauses contained in any new contract) in excess of an aggregate sum of FRF500,000; and
      (b) neither Twin-X or Twinsys shall enter into any new contract with any customer (other than in relation to renewals, replacements and/or extensions of contracts with existing customers for which no consent is required) which contains a penalty clause the effect of which new contract is to create a liability for the Company (pursuant to a penalty clause contained in any new contract) in excess of 25% of the annual value of such contract;

            without the prior written consent of the Purchaser.

            For the purposes of this clause 2, the notice provisions set out at clause 10.8 are excluded and such consent as is required from the Purchaser will be deemed to have been given if the Purchaser has not responded to an email request for such consent within 72 hours. Email requests for consent should be addressed to Peter MacLean at peter.maclean@guardiandr.co.uk.
3     The Vendor hereby covenants with and undertakes to the Purchaser that the Vendor will procure so far as it is able, but without obligation to spend money outside of the ordinary course of business, that between the date of this Agreement and Completion or, if earlier, the lapse or termination of this
Agreement:
      (a) the Companies will continue to carry on their respective business in the ordinary course including, without limitation, paying their creditors in the ordinary course of business and within the usual terms of payment of such creditors and collecting their debtors in the ordinary course of business and within the usual terms of payment by such debtors;
      (b)   the Companies will maintain their usual level of stocks;
      (c) the Vendor will use their reasonable endeavours to maintain the customer base, customer relationships, the trade and trade connection of the businesses of the Companies will not by any action, omission, neglect or default knowingly damage or risk damage to the same; and
      (d) the Vendor will promptly inform the Purchaser of any material concerns that arise (or of which they are informed) in relation to the customer base, the customer relationships, the trade and trade connection of the businesses of the Companies.
      (e) the Companies will continue to take all reasonable steps based on industry best practice and knowledge or information known to determine that any System used by the Companies meets the Standard.
4     Pending Completion the Vendor shall procure that the Purchaser and its agents and representatives are given full access, at reasonable times and upon reasonable notice, to the Properties and to the books and to the records of the Companies and the Vendor shall upon request furnish such information regarding the businesses and affairs of the Companies as the Purchaser may reasonably require so long as it does not hinder the proper running of the business of the Company and the Purchaser shall and shall procure that its agents and representatives shall pending Completion and save as may be required by law or order of court or the rules of any stock exchange or by a governmental authority maintain the confidentiality of the information contained therein. If Completion shall not occur then any information so obtained by the Purchaser shall be kept confidential by the Purchaser and returned thereafter to the Vendor.


















                                 SCHEDULE 5
                        Strategia Contracts Schedule

             1            2            3               4                5
          Customer    Contract    Commencement    Estimated Cost    Estimated
                                     Date          to Complete     Completion
                                                                       Date
1
2
3
4
5

            6              7             8                9            10
          Costs         Man Days     Percentage        Adjusted       Total
         Incurred       Incurred     Complete /3      Percentage     Revenue /7
         to Date         to Date                      Complete /1
1
2
3
4
5
           11             12             13               14
         Revenue       Adjusted        Revenue         Strategia
       Recognized /4    Revenue        Not Yet         Proportion
                     Recognized /2   Recognized /5
1
2
3
4
5

/1  Equals the lesser of Percentage Complete and 75%
/2  Equals Adjusted Percentage Complete X Total Revenue
/3  Determined by Vendor in good faith based on information known at Completion
/4  Equals Total Revenue X Percentage Complete
/5  Equals Total Revenue less Revenue Recognised
/6  Equals Adjusted Revenue Recognized as a percentage of Total Revenue
/7  Total Revenue is the total contract value












ATTESTATIONS

Signed by                             )
on behalf of                          )
STRATEGIA CORPORATION                 )
in the presence of:                   )






Signed by                             )
on behalf of                          )
GUARDIAN DR (OVERSEAS HOLDINGS)       )
LIMITED acting by its French Branch   )
in the presence of:                   )






Signed by                             )
on behalf of                          )
GUARDIAN IT PLC                       )
in the presence of:                   )



                                  Appendix C

              TWINSYS/TWIN-X/STRATEGIA EUROPE SHAREHOLDER AGREEMENT

This is an Agreement entered into as of May 28, 1999, between Strategia Corporation (a Kentucky, USA, corporation) ("Strategia"), and Twinsys Dataguard SA, Twin-X SA, Strategia Europe SAS (collectively, the "French Subsidiaries") and Roland Esnis ("Esnis"), Valerie Potherat Esnis, and Francois Domine ("Domine") and Paule Jurville Domine (collectively, the "Individual Shareholders"). Strategia owns substantially all of the outstanding shares of Twinsys Dataguard SA ("Twinsys") and Strategia Europe SAS ("Strategia Europe") and Twinsys owns 60% of Twin-X SA ("Twin-X"). The Individual Shareholders collectively own 40% of Twin-X.

Strategia is exploring the possible sale (the "Sale") of its interests in the French Subsidiaries and has engaged First Albany Corporation, an investment advisory firm, for assistance in this regard. It is anticipated that the Sale will be effected as a substantially simultaneous sale of all three French Subsidiaries to one buyer. The purpose of this Agreement is to obtain the option to acquire the Individual Shareholders' stock in Twin-X, to obtain the commitment of Esnis and Domine to assist in the sale process (including the due diligence process of the purchaser) and to resolve and eliminate any issues related to the employment compensation of Roland Esnis ("Esnis") and Francois Domine ("Domine") in their capacities (to the extent that they have such capacities) as employees, officers, and board members of Strategia and the French Subsidiaries through the date occurring three months after the Closing (defined below).

The Purchase Price is defined as the cash proceeds from the Sale plus the amount of any dividends or debt repayments made by the French Subsidiaries to Strategia between the date of this Agreement and the closing of the Sale (the "Closing") and minus the amount of any debt incurred by any of the French Subsidiaries to Strategia between the date of this Agreement and the Closing. Taxes imposed on the Individual Shareholders and/or Strategia in connection with the Sale or this Agreement shall be paid by the parties against whom the tax is imposed and shall not cause an adjustment to the Purchase Price. The Adjusted Purchase Price is defined as the Purchase Price minus $200,000. For all purposes of this Agreement, the currency conversion rates shall be determined based on the mean of the rates quoted by an authoritative source as of the close of the business day before the Closing.

The Individuals hereby grant Strategia an option (the "Option") to purchase (the "Minority Purchase") all of their shares of Twin-X (representing 40% of the outstanding shares) free and clear of any encumbrances. The Option is exercisable only if Strategia enters into a definitive agreement (the
"Definitive Agreement") by June 30, 1999, providing for the Sale.   The Option
shall remain open thereafter until either the Closing occurs or the Definitive Agreement is terminated. The terms and conditions of a Minority Purchase shall be as follows:

     (i) any closing of the Minority Purchase will occur substantially simultaneously with the Closing, and
     (ii) the aggregate purchase price to be paid to the Individual Shareholders (the "Minority Price") shall be fifteen percent of the Adjusted Purchase Price; provided that if the fifteen percent calculation yields less than 6,000,000 French Francs, the Minority Price shall be 6,000,000 French Francs, and if the fifteen percent calculation yields more than 7,000,000 French Francs, the Minority Price shall be 7,000,000 French Francs and
     (iii) the Minority Price will be paid to the Individual Shareholders on the same schedule (the "Primary Payment Schedule") that the Purchase Price is received by Strategia pursuant to the Sale (e.g., if Strategia actually receives only a percentage of the Purchase Price at the Closing (the "Closing Percentage") and the rest (the "Deferred Percentage") on subsequent date(s), the Individual Shareholders will receive only the Closing Percentage of the Minority Price at the Closing and the Deferred Percentage of the Minority Price only as and if Strategia receives the Deferred Percentage of the Purchase Price). If the Primary Payment Schedule provides for a payment to the Individual Shareholders of less than 6,000,000 French Francs at the Closing, (i) the Individual Shareholders will be paid 6,000,000 French Francs at the Closing and (ii) the Individual Shareholders will be paid additional amounts of the Minority Price (if any) only when and to the extent that they would have been entitled to receive more than an aggregate amount of 6,000,000 French Francs pursuant to the Primary Payment Schedule (e.g., if the Minority Price is 6,500,000 French Francs, the Closing Percentage of that is 5,500,000 French Francs, and the Deferred Percentage is actually paid in two equal installments, the Individual Shareholders would receive 6,000,000 French Francs at the Closing, nothing on the payment of the first installment and 500,000 French Francs on the payment of the last installment) and
     (iv) Strategia is responsible for negotiating with the buyer all of the terms and conditions of the Definitive Agreement and for executing it. The Individual Shareholders will use their good faith efforts to provide the factual information necessary as a basis for the representations and warranties to be made by Strategia in the Definitive Agreement. Prior to Strategia executing the Definitive Agreement, Strategia will provide it to the Individual Shareholders to review. The Individual Shareholders will then promptly give Strategia a certificate stating that, to the best of their knowledge, all of the representations and warranties are true and correct (except those representations and warranties for which the Individual Shareholders identify and provide the details in their certificate as to why they are not true and correct ("Identify and Provide Details")). If Strategia has any liability or is subject to a purchase price adjustment (a "Liability/Adjustment") because one or more of those representations or warranties were not true and correct and the Individual Shareholders had knowledge that they were not true and correct but intentionally failed to Identify and Provide Details with regard to those representations and warranties in their certificate, the Individual Shareholders shall be liable to Strategia for 15 percent of the Liability/Adjustment; provided, that except in the case of fraud, the Individual Shareholders' liability will not exceed 3,000,000 French Francs. The Individual Shareholders will be deemed to have failed to Identify and Provide Details intentionally if they knew of an item to Identify and Provide Details and a reasonably prudent person with their knowledge or capacity who carefully reviewed the representations and warranties in the Definitive Agreement would more likely than not have recollected the memory of that knowledge to enable them to Identify and Provide Details. This clause (iv) will not create any liability to the Individual Shareholders with respect to representations and warranties (even if not true or correct) so long as the Individual Shareholders Identify and Provide Detail in the certificate as required by this clause to the best of their knowledge at the time the certificate is given.

At the closing of the Option Purchase, the Individual Shareholders will execute a document
     (i) transferring their 40% interests in Twin-X free and clear of all liens and encumbrances, and
     (ii) agreeing to sign such further documents and take such further actions as may be reasonably necessary to effect the intentions of this Agreement. The Individual Shareholders will take such actions as shareholders as may be necessary to cause the Sale to be consummated in accordance with the terms of the Definitive Agreement, including, without limitation, voting their interests in favor of the Sale, consenting to the Sale, and transferring their interests at the Closing. Esnis and Domine shall cooperate fully and in good faith and shall take all reasonable steps in their official capacities of the French Subsidiaries to assist in the sales process, including, without limitation, assisting in the due diligence process.

There will be no other amounts due to any of the Individual Shareholders from Strategia Corporation or the French Subsidiaries upon completion of the Sale other than ordinary compensation (including bonuses) paid on a basis consistent with past practices and subject to any changes implemented prior to the date of this Agreement.

Any resignation by Esnis and Domine from any of their current positions in the French Subsidiaries shall not be effective until at least three months after the Closing. Except as otherwise explicitly stated in this Agreement, this Agreement does not change the terms of Esnis' and Domine's employment with the French Subsidiaries.

This Agreement will be governed by French law.




Strategia Corporation

By /s/ Richard W. Smith, President

Twinsys Dataguard SA

By /s/ Richard W. Smith, President

Twin-X SA

By /s/ Richard W. Smith, President

Strategia Europe SAS

By /s/ Richard W. Smith, President


/s/ Roland Esnis
Roland Esnis

/s/ Valerie Potherat Esnis
Valerie Potherat Esnis

/s/ Francois Domine
Francois Domine

/s/ Paule Jurville Domine
Paule Jurville Domine




                     AMENDMENT TO EXTEND TIME TO THE
          TWINSYS/TWIN-X/STRATEGIA EUROPE SHAREHOLDER AGREEMENT

This is an Amendment (this "Amendment") to the Agreement (the "Agreement") entered into as of May 28, 1999, between Strategia Corporation (a Kentucky, USA, corporation) ("Strategia"), and Twinsys Dataguard SA, Twin-X SA, Strategia Europe SAS (collectively, the "French Subsidiaries") and Roland Esnis ("Esnis"), Valerie Potherat Esnis, and Francois Domine ("Domine") and Paule Jurville Domine (collectively, the "Individual Shareholders"). Strategia owns substantially all of the outstanding shares of Twinsys Dataguard SA ("Twinsys") and Strategia Europe SAS ("Strategia Europe") and Twinsys owns 60% of Twin-X SA ("Twin-X"). The Individual Shareholders collectively own 40% of Twin-X.

The parties hereby agree to amend the Agreement as follows: the sentence in the Agreement "The Option is exercisable only if Strategia enters into a definitive agreement (the "Definitive Agreement") by June 30, 1999, providing for the Sale. " is hereby amended by replacing June 30, 1999, with July 31, 1999. Except as explicitly amended by this Amendment, the terms of the Agreement shall remain unchanged.




Strategia Corporation

By /s/ Richard W. Smith, President

Twinsys Dataguard SA

By /s/ Richard W. Smith, President

Twin-X SA

By /s/ Richard W. Smith, President

Strategia Europe SAS

By /s/ Richard W. Smith, President


/s/ Roland Esnis
Roland Esnis

/s/ Valerie Potherat Esnis
Valerie Potherat Esnis

/s/ Francois Domine
Francois Domine

/s/ Paule Jurville Domine
Paule Jurville Domine








                SECOND AMENDMENT TO EXTEND TIME TO THE
          TWINSYS/TWIN-X/STRATEGIA EUROPE SHAREHOLDER AGREEMENT

This is an Amendment (this "Second Amendment") to the Agreement (the "Agreement") entered into as of May 28, 1999, and the Amendment entered into as of June 30, 1999 between Strategia Corporation (a Kentucky,
USA, corporation) ("Strategia"), and Twinsys Dataguard SA, Twin-X SA, Strategia Europe SAS (collectively, the "French Subsidiaries") and Roland Esnis ("Esnis"), Valerie Potherat Esnis, and Francois Domine ("Domine") and Paule Jurville Domine (collectively, the "Individual Shareholders"). Strategia owns substantially all of the outstanding shares of Twinsys Dataguard SA ("Twinsys") and Strategia Europe SAS ("Strategia Europe") and Twinsys owns 60% of Twin-X SA ("Twin-X"). The Individual Shareholders collectively own 40% of Twin-X.

The parties hereby agree to amend the Agreement as follows: the sentence in the Agreement "The Option is exercisable only if Strategia enters into a definitive agreement (the "Definitive Agreement") by June 30, 1999, providing for the Sale. ", already modified once by the Amendment as follows "The Option is exercisable only if Strategia enters into a definitive agreement (the "Definitive Agreement") by July 31, 1999, providing for the Sale.", is hereby amended by replacing July 31, 1999, with August 31, 1999. Except as explicitly amended by this Amendment, the terms of the Agreement shall remain unchanged.




Strategia Corporation

By /s/ Richard W. Smith, President

Twinsys Dataguard SA

By /s/ Richard W. Smith, President

Twin-X SA

By /s/ Richard W. Smith, President

Strategia Europe SAS

By /s/ Richard W. Smith, President


/s/ Roland Esnis
Roland Esnis

/s/ Valerie Potherat Esnis
Valerie Potherat Esnis

/s/ Francois Domine
Francois Domine

/s/ Paule Jurville Domine
Paule Jurville Domine





                        Accompanying Documents

Annual Report on Form 10-KSB (enclosed separately)

Quarterly Reports for the quarters ended March 31 and June 30, 1999

Current Report on Form 8-K